EXHIBIT 10.1

THIS INDENTURE made as of the date set forth in Schedule A

BETWEEN:

CANADA MORTGAGE AND HOUSING CORPORATION
(hereinafter referred to as the “Landlord”)

OF THE FIRST PART

- and-

POLAR WIRELESS INC.
(hereinafter referred to as the “Tenant”)

OF THE SECOND PART

WITNESSETH THAT:

ARTICLE 1
RECITALS

1.1	Lands and Buildings

WHEREAS the lands described in Schedule C hereto are herein referred to as the “Lands” and the multiple occupancy office building erected on the Lands is herein called the “Building”. The Lands and Building and all other buildings, structures, improvements, facilities and appurtenances that have been or are being constructed, on the Lands, including or together with the Common Areas, all as may be altered, expanded, reduced or reconstructed from time to time, are sometimes referred to herein as the Project.

1.2	Premises

AND WHEREAS the Landlord has agreed to lease to the Tenant, and the Tenant has agreed to lease from the Landlord, the premises described in Schedule A attached hereto (herein referred to as the “Premises”). The general location of the Premises is shown hatched on Schedule C.

Subject to force majeure, the Tenant shall have access to the Premises twenty-four (24) hours per day, three hundred and sixty-five (365) days per year, except for unforeseen Building emergencies, and in accordance with the Rules and Regulations attached hereto as Schedule B.

ARTICLE 2
GRANT AND TERM

2.1	Grant of Lease

NOW THEREFORE THIS INDENTURE WITNESSETH that in consideration of the rents, covenants, conditions and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord demises and leases to the Tenant, and the Tenant rents from the Landlord, the Premises. The use and occupation by the Tenant of the Premises shall entitle the Tenant to use in common with all others entitled thereto, the Common Areas subject, however, to the terms and conditions of this Lease and the Rules and Regulations attached hereto as Schedule B.

2.2	Term of Lease

To have and to hold the said Premises for and during the term set forth on Schedule A attached hereto (the “Term”). .

2.3	Overholding - No Tacit Renewal

If the Tenant remains in possession of the Premises after the end of the Term with or without the consent of the Landlord but has not executed and delivered a new lease, there shall be no tacit renewal of this Lease or the Term, notwithstanding any statutory provisions or legal presumption to the contrary. If the Tenant remains in possession without the written consent of the Landlord, the Tenant’s continued occupancy will be deemed a tenancy at will which the Landlord may terminate at any time on twenty-four (24) hours’ written notice. If the Tenant remains in possession with the Landlord’s written consent, the Tenant shall be deemed to be occupying the Premises as a tenant from month to month. In either event, the Tenant shall pay to the Landlord, in advance on the first day of each month, a monthly Minimum Rent equal to the greater of (i) two hundred percent (200%) of the monthly amount of Minimum Rent payable during the last month of the Term and (ii) the prevailing minimum rent charged by the Landlord in the Building. The Tenant shall otherwise occupy the Premises upon the same terms, covenants and conditions as are set forth in this Lease, mutatis mutandis, including, for greater certainty, liability for all Additional Rent. This provision shall not authorize the Tenant to so overhold where the Landlord has objected.

2.4	Effect of Termination

The expiry or termination of this Lease whether by elapse of time or by the exercise of any right of either the Landlord or the Tenant pursuant to this Lease shall be without prejudice to the right of the Landlord to recover arrears or adjustments of Rent; to recover damages for an antecedent default; and to recover pursuant to Section 5.21.

2.5	Use prior to Commencement Date

If the Tenant uses or occupies the whole or any part of the Premises in any way prior to the Commencement Date without entering into a lease with the Landlord in respect of such use or occupancy, then during that period the Tenant shall be a tenant of the Landlord subject to all the terms and conditions contained in this Lease, provided that the inclusion of this section shall not be deemed to authorize or permit the Tenant to use or occupy the whole or any portion of the Premises in any way prior to the Commencement Date. Notwithstanding the foregoing, provided the Tenant has delivered its certificate of insurance to the Landlord in accordance with Section 5.18, and the Landlord’s Work pursuant to Section 8.3 is substantially complete, then the Tenant shall be permitted to occupy the Premises for the purpose of completing the Tenant’s Work pursuant to Section 8.4, installing its furniture and conducting its business. The Tenant shall not be obligated to pay Minimum Rent or Additional Rent during such period of occupancy prior to the Commencement Date (other than charges for utilities consumed in the Premises and for Additional Services pursuant to Section 4.8) but all other terms and conditions of this Lease shall apply.

2.6	Lease Year

“Lease Year” means a period of time commencing on the first day of the Term and ending on the last day of December next following. Thereafter, “Lease Years” shall consist of consecutive periods of twelve (12) calendar months. The last Lease Year of the Term shall terminate upon the expiration, or earlier termination, of this Lease, as the case may be.

2.7	Landlord’s Performance

The Landlord shall not be deemed in default in respect of the performance of any of the provisions of this Lease if the same is due to any cause beyond the reasonable control of the Landlord (except for the willful act or gross neglect of the Landlord). The rent reserved and covenanted to be paid herein shall not commence until the possession of the” Premises is given or is available for occupancy by the Tenant, but no failure to give possession shall in any way affect the validity of this Lease or the obligations of the Tenant hereunder, nor shall the same be construed in any way to extend the Term of this Lease. If the Landlord is unable to give possession of the Premises on or prior to the commencement date of the Term by reason of the holding over or retention of possession of any tenant, or for any other reason, or if repairs, improvements or alterations of the Premises or of the Building are not completed, the validity of this Lease shall not be impaired. Provided, however, that the Tenant shall not be liable to make any payments of Minimum Rent (as hereinafter defined) or Additional Rent (as hereinafter defined) until the Landlord is able to give possession of the Premises to the Tenant.

2.8	Examination of Premises

The Tenant shall examine the Premises upon taking possession and shall notify the Landlord of any defect in the condition thereof. Failure to so notify the Landlord within ten (10) days of entering into possession of all or any part of the Premises shall be conclusive evidence of the acceptance by the Tenant of the condition and state of repair of the Premises and the Tenant shall have no rights in respect thereof (except for any latent defects that could not reasonably have been determined by the Tenant as of the taking of possession). The Tenant agrees that there is no promise, representation or undertaking by or binding upon the Landlord with respect to any alteration, remodelling or decoration of the Premises or with respect to the installation of equipment or fixtures in the Premises, except as expressly provided in Section 8.3 of this Lease.

2.9	Time of the Essence

Time is of the essence of this Lease and every part thereof.

ARTICLE 3
RENT

3.1	Fixed Minimum Rent

Subject to Section 8.1, the Tenant covenants and agrees to pay to the Landlord during the Term, without deduction, abatement or set-off, a fixed minimum rent (“Minimum Rent”), in advance, in lawful money of Canada, as set forth on Schedule A attached hereto.

3.2	Deposit

The Tenant shall deposit with CB Richard Ellis the sum set forth on Schedule A attached hereto. Such deposit shall be applied toward payment of the first Minimum Rent and Additional Rent and G.S.T. thereon payable by the Tenant under this Lease.

3.3	Accrual of Rent

Rent shall be considered as accruing from day to day hereunder from the Commencement Date and where it becomes necessary for any reason to calculate such Rent for an irregular period during the relevant Accounting Period an appropriate apportionment and adjustment shall be made on a per diem basis based upon the relevant Accounting Period.

3.4	Rent and Payments Generally

All Rent and payments by the Tenant to the Landlord of whatsoever nature required or contemplated by this Lease shall:

(a)
be made when due hereunder, without prior demand therefor and without any abatement, set-off, compensation or deduction whatsoever at the office of the Landlord as set out in Section 7.27 or at such other place as the Landlord may designate from time to time to the Tenant. Nothing contained in this Lease shall suspend or delay the payment of any money at the time it becomes due and payable. The Tenant agrees that the Landlord may, at its option, apply any sum received against any amounts due and payable under this Lease in such manner as the Landlord sees fit;

(b)
to be applied towards amounts then outstanding hereunder in such manner as the Landlord determines in its sole discretion. No acceptance by the Landlord of payment by the Tenant of any amount less than the full amount payable to the Landlord, and no endorsement or direction on any cheque or other written instruction or statement respecting any payment by the Tenant shall be deemed to constitute payment in full or an accord and satisfaction of any obligation of the Tenant;

(c)
if not paid within five (5) days of the due date of payment, bear interest daily from the due date to the date of payment, calculated daily, at the rate per annum (the “Interest Rate”) which is five percent (5%) above the prime rate of interest charged by the Landlord’s bank, from time to time. The foregoing five (5) day “grace” period shall only apply to the first late payment in any twelve (12) month period and interest will accrue immediately in respect of any other late payment;

(d)
be subject to a charge of Two Hundred and Fifty Dollars ($250.00) to cover the Landlord’s additional administrative costs in connection with any late payment or returned cheque/not-sufficient funds notice. The foregoing administrative charge shall not apply to the first late payment of Rent in any twelve (12) month period;

(e)
in addition to all amounts payable by the Tenant under this Lease as Rent, the Tenant shall pay, at the earlier of the time provided for in the applicable legislation or at the time such Rent is required to be paid under this Lease, all Sales Taxes calculated on or in respect of amounts payable by the Tenant as Rent under this Lease and, notwithstanding that Sales Taxes are not Additional Rent under this Lease, the Landlord shall have the same rights and remedies for the recovery of such amounts payable as Sales Tax as it has for amounts payable as Additional Rent under this Lease;

(f)
If the Commencement Date is any day other than the first day of a calendar month, or if the Term ends on a day other than the last day of a calendar month, then Minimum Rent and Additional Rents, as the case may be, will be adjusted for the months affected, pro rata based on a 365 day year; and

(g)	All amounts payable by the Tenant to the Landlord pursuant to this Lease shall be deemed to be Rent.

ARTICLE 4
ADDITIONAL RENT

4.1	Operating Costs

The Tenant covenants to pay to the Landlord for each Lease Year as Additional Rent, the Tenant’s portion (as defined in Section 4.2(f)) of Operating Costs. Such Additional Rent shall be payable in monthly installments in advance on the dates for payment of fixed Minimum Rent provided for in this Lease.

4.2	Taxes

The Tenant covenants with the Landlord to pay, when due, as Additional Rent:

(a)	Realty Taxes and Assessments

To the Landlord, the part that is attributable to the Premises, as determined by the Landlord, acting reasonably, of all charges, taxes, rates, duties and assessments whatsoever, whether municipal, parliamentary or otherwise, charged, levied, rated or assessed against the Lands, the Building, or all or any part thereof, and any equipment, facilities, installations and improvements now or at any time during the Term made in or brought on the Lands or Building and including without limitation, realty taxes and municipal taxes for local improvements for works assessed or charged against the Lands and Building and any similar taxes, save and except as set out elsewhere in this Lease, not now in existence or contemplated but levied at any time during the Term by any competent governmental or municipal body in addition to, or in lieu of, the taxes, rates, duties and assessments hereinbefore referred to. Without limiting the foregoing, the Landlord may, if it so elects, determine that the Tenant’s portion of the foregoing taxes shall be determined in accordance with Section 4.2(f) below.

(b)	Separate School Taxes

If the Premises are assessed in whole or in part for the support for separate schools, the Tenant shall pay and discharge as Additional Rent on or before the date when the same or the installments for the same become due, the amount by which the realty taxes exceed those which would have been payable except for such assessment for the support of separate schools.

(c)	Tax Increases on Tenant’s Additions to Premises

If the Lands or Building are assessed for any amount which is attributable to any installations made in or alterations made to the Premises by or on behalf of the Tenant, then on or before the date when the same or the installments for the same become due, the Tenant shall pay the amount by which the realty taxes payable in respect of the Lands or Building are increased by reason of such assessment. The Tenant shall not, however, be responsible for any increase in realty taxes attributable to any installations made in or alterations made to any other leased premises by or on behalf of any other tenant.

(d)	Sales Tax

Any and all Sales Taxes which may at any time be due and payable hereunder to the complete exoneration of the Landlord, it being acknowledged for the purposes hereof that “Sales Taxes” means all business transfer, multi-stage sales, sales, use, consumption, value-added, goods and services, harmonized sales tax, or other similar taxes imposed by the Government of Canada or any Provincial or local government upon the Landlord or the Tenant or in respect of this Lease, or the payments made by the Tenant hereunder, or the goods and services provided by the Landlord hereunder including, without limitation, the rental of the Premises and the provision of services to the Tenant hereunder.

(e)	Business Taxes and Other Taxes of the Tenant

The Tenant shall pay as Additional Rent to the lawful taxing authorities or to the Landlord, as it may direct, and shall discharge in each Lease Year, when the same becomes due and payable:

(i)	all taxes, rates, duties, assessments and other charges that are levied, rated, charged or assessed against or in respect of:

(A)	all improvements, equipment and facilities of the Tenant on or in the Premises or any part or parts thereof; or

(B)	the Landlord on account of its ownership of or interest in the items referred to in Section (4.2(e)(i)(A)); and

(ii)	every tax and license fee which is levied, rated, charged or assessed against or in respect of:

(A)	any business carried on in the Premises or in respect of the use or occupancy thereof or any other part of the Building by the Tenant and any subtenant, licensee, or other occupant of the Premises, or

(B)	the Landlord on account of its ownership thereof or interest therein, in respect of any business referred to in Section (4.2(e)(ii)(A));

whether in any case any such taxes, rates, duties, assessments or license fees are rated, charged or assessed by any federal, provincial, municipal or other body. If there are not separate tax bills provided for such taxes, the Landlord is entitled to allocate them to the Tenant using the methods referred to herein.

(f)
For the purposes of this Lease, “Tenant’s proportion” or” Tenant’s portion”, respectively means that fraction having as its numerator the area of the Premises, and, as the denominator, the total area of all leasable premises within the Building, such measurements to be made in accordance with Section 7.29.

4.3	Determination and Payment

The Landlord shall have the right, before or after the commencement of each Lease Year, to estimate the total Additional Rent for the then current Lease Year, and the Tenant agrees, upon written notice from the Landlord of such estimate, to pay the Tenant’s proportion of such estimate in equal monthly installments, in advance, during the then current Lease Year, upon the same days and times and in the same manner as fixed Minimum Rent is payable hereunder. At the end of the then current Lease Year, and upon final determination by the Landlord of the actual amount of such total Additional Rent, the Landlord shall deliver a reasonably detailed calculation of such actual total Additional Rent to the Tenant, and, the Tenant shall without further demand pay any difference between actual total Additional Rent and estimated total Additional Rent for such Lease Year to the Landlord on the first day of the month following delivery of such calculation, or in the event the estimated total Additional Rent paid by the Tenant for the previous Lease Year is in excess of actual Additional Rent, the Landlord shall rebate to the Tenant without interest, any such excess amount paid, on the first day of the month following delivery of such calculation.

The Landlord shall be entitled to an administration fee equal to fifteen percent (15%) of the amounts payable pursuant to Section 4.1, 4.2(a), 4.5 and 4.8 as Additional Rent for each Lease Year. Such fee shall be payable in the same manner as Additional Rent is payable pursuant to the provisions of this Lease, and the Landlord shall have the same rights to collect the same as in respect of collection of Additional Rent.

The Landlord may, acting reasonably, adjust Operating Costs and/or the Tenant proportion set out as Section 4.2(f) above, in accordance with practices relevant to commercial developments on a basis consistent with the benefits derived by the tenants as determined by the Landlord and having regard to the nature of the particular costs and expenses being allocated.

The Tenant shall not claim a re-adjustment in respect of Operating Costs or Realty Taxes or the share payable by the Tenant on account thereof except by notice given to the Landlord within ninety (90) days after receipt of the Landlord’s statement, stating the particulars of the error in computation of Operating Costs or Realty Taxes or the Tenant’s share thereof.

4.4	Payments Recoverable as Arrears of Rent

Any money required to be paid by the terms of this Lease, whether as Additional Rent or otherwise, shall be recoverable by the Landlord in the same manner as if such amount were Rent in arrears under this Lease, and, without limiting any other remedy of the Landlord, the Landlord shall be entitled to take any action which it may be entitled to take in respect of Rent in arrears under this Lease, and, if the Tenant fails to pay any sum required to be paid by it under the provisions of this Lease to any person, firm or corporation other than the Landlord, the Landlord shall have the right to pay any such sum and to recover it as if it were in arrears under this Lease and the Landlord shall be entitled to take any action in respect of same which it may be entitled to take in respect to Rent in arrears under this Lease.

4.5	Utilities

Except to the extent included in Operating Costs, the Tenant covenants to pay the Landlord as Additional Rent, the Tenant’s portion of all rates and charges for heat, water, gas, electricity, or any other utility used or consumed in or on the Lands and Building, if any such utility or utilities are not separately metered in respect of the Premises. In the event any utility is separately metered in respect of the Premises the Tenant shall be solely responsible for and promptly pay all charges, including any required deposits therefor. If so required by the Landlord or by any utility company or authority separate meters shall be installed in the Premises at the Tenant’s expense. The Tenant shall not install any equipment which shall exceed or overload the capacity of any utility facilities and agrees that if any equipment installed by the Tenant shall require additional utility’s facilities, the same shall be installed at the Tenant’s expense in accordance with plans and specifications approved by the Landlord prior to installation, and the cost thereof shall be deemed to be Additional Rent. In no event shall the Landlord be liable for any injury to the Tenant, its servants, agents, employees, customers and invitees or for any injury or damage to the Premises or to any property of the Tenant, or to any property of any other person, firm, or corporation on or about the Premises caused by interruption or failure in the supply of any such utilities to the Premises. In order to make any repairs, alterations, improvements or additions in or relating to the Building, the Landlord may, upon reasonable notice to the Tenant, interrupt or suspend the supply to the Premises of any services or utilities until such repairs, alterations, improvements or additions shall have been completed.

4.6	Signs

The Tenant covenants to pay the Landlord, as Additional Rent, the Tenant’s portion of the costs of operating, maintaining, repairing, cleaning and rental charges for the illuminated sign or signs, which costs may be included in Operating Costs or may be separately assessed by the Landlord. The Tenant acknowledges that municipal by-laws may restrict the type of signs which the Tenant wishes to erect on the Premises. The Tenant covenants and agrees that prior to erecting any signs on the Premises or anything visible from the exterior of the Premises, it will obtain the consent of the Landlord so to do, which consent shall not be unreasonably withheld. The Tenant further acknowledges that there may be uniform size and colour restrictions for signs on the Building and that the Landlord may provide a uniform sign for the Tenant at a cost to the Tenant, payable to the Landlord upon execution of this Lease. The Landlord, at its expense, shall install the reasonable operating name chosen by the Tenant on the Building directory board.

4.7	Net Lease Intent

The Tenant acknowledges that it is intended, and agrees, that this Lease shall be a completely carefree net lease for the Landlord, and that the Rent, including Additional Rent and all other amounts, payable hereunder shall be net to the Landlord, and the Landlord shall not be responsible during the term of this lease for any costs, charges, expenses and outlays of any nature whatsoever, whether or not in this Lease specifically enumerated, arising from or relating to the Premises, the Lands, or the Building, or the contents thereof, excepting only the Landlord’s income tax and any payments to be made in connection with any mortgage or mortgages affecting the Lands, and that the Tenant shall pay all charges, taxes, impositions, costs and expenses of any nature and kind, whether or not they may respectively be herein enumerated relating to the Premises.

4.8	Additional Services

The Tenant shall pay to the Landlord the costs of all services (herein referred to as “Additional Services”) provided by the Landlord or its agent to the Tenant, other than services supplied by the Landlord and charged as Operating Costs. Such Additional Services shall include:

(a)
services performed at the Tenant’s request including, without limitation, heating, ventilating and air conditioning services outside Business Hours pursuant to Section 6.4, replacement of non-standard electric light fixtures, ballasts, tubes, starters, lamps, light bulbs and controls, special utilities or excess quantities of utilities pursuant to Section 4.5, maintenance, repair, special janitorial or cleaning services, the cost of garbage removal during the early occupancy period described in Section 2.5, construction after the Commencement Date of Leasehold Improvements, and electrical or other services provided during hours other than Business Hours;

(b)
services provided at the Landlord’s reasonable discretion including, without limitation, supervising and approving any work performed pursuant to Section 5.11, operating elevators for the sole benefit of the Tenant and supervising the movement of furniture, equipment, freight and supplies for the Tenant; and

(c)
performance by the Landlord on behalf of the Tenant of any of the Tenant’s obligations set out in this Lease which the Tenant fails to perform, provided that nothing herein shall obligate the Landlord to perform any such obligations.

ARTICLE 5
TENANT’S COVENANTS

The Tenant hereby covenants with the Landlord as follows:

5.1	Use of Premises

It shall be a condition of the Lease that the Premises shall be used only for the purpose set forth in Schedule A, in accordance with municipal by-laws and other Applicable Laws and for no other purpose whatsoever. In the event the Tenant breaches this condition, the Landlord shall have the immediate right to terminate the Lease upon ten (10) days notice and to recover from the Tenant all damages incurred by it as a result of the breach of this condition, including loss of rentals’ arising as a result of such termination. The Tenant shall satisfy itself the contemplated use complies with all local zoning by-laws and building regulations. The Tenant shall not carry on or permit to be carried on in the Premises, or in, on or about the Lands and Building, any other activity or any business or activity which shall be deemed by the Landlord to be a nuisance. The Tenant shall not commit or suffer to be committed any waste upon the Premises or upon the Lands or Building, or to do or suffer any act or thing which may disturb the quiet enjoyment of any other tenant of the Building.

5.2	Use Allowed by Law

The Tenant has satisfied itself that the Tenant’s intended use of the Premises, as hereinbefore set out, is permitted by and conforms to all laws, by-laws and ordinances and the orders, rules and regulations and requirements of all County, Municipal, Regional, Provincial, Federal and other applicable governmental authorities now in force pertaining to the Premises, and neither the validity of this Lease nor the Tenant’s obligations herein contained, shall be affected in the event the Tenant is or hereafter becomes disentitled, in whole or in part, from carrying on the aforesaid use upon the Premises.

5.3	Compliance with Laws

To comply promptly with and conform to the requirements of all applicable laws and ordinances and the orders, rules and regulations and all requirements of all County, Municipal, Regional, Provincial, Federal and other applicable governmental or utility authorities, now in force or which may hereafter be enforced during the Term which affect the condition, equipment, maintenance, or use or occupation of the Premises, and with every applicable recommendation, requirements, regulation and order of the Insurers Advisory Organization of Canada or any body having similar functions or of any liability or fire insurance company by which either the Landlord or the Tenant may be insured at any time during the Term (collectively “Applicable Laws”). If the Tenant defaults under the provisions of this clause, the Landlord may, at its option, itself comply with the requirements of this clause and the Tenant shall forthwith pay all costs and expenses incurred by the Landlord in so doing and all such costs and expenses shall be recoverable by the Landlord as Additional Rent forthwith upon demand in writing therefor by the Landlord.

5.4	Tenant’s Acknowledgement

(a)	There are no representations, warranties, or conditions made by the Landlord to the Tenant with respect to the fitness, condition, zoning or legal use of the Premises;

(b)
The Tenant is leasing only such interest as the Landlord may have in any fixtures and chattels located on the Premises without any warranty whatsoever as title thereto. Upon occupancy of the Premises pursuant to this Lease, the Tenant may have possession of the fixtures and chattels then on the Premises in an “as is” condition. The Landlord shall not be required to provide any proof of title or other documentation concerning the fixtures and chattels to the Tenant and there will be no adjustment or abatement of any kind to the Rent with respect to such fixtures or chattels. Upon termination of this Lease the Tenant covenants and agrees to leave the said fixtures and chattels on the Premises in condition substantially similar to that as at the date of this Lease;

(c)	The Landlord makes no representations to the Tenant whatsoever with respect to the condition, or nature of the fixtures and chattels contained thereon.

5.5	Repair

To repair the Premises, reasonable wear and tear and damage by fire, lightning and tempest, and structural repairs only excepted. Without limiting the generality of the foregoing, the Tenant agrees that it will at all times keep the Premises, including exterior entrances, all glass windows and fixtures (including without limitation, lighting, heating, electrical and plumbing fixtures), in good order, condition and repair, subject to reasonable wear and tear, including periodic painting or redecorating and preventive maintenance as determined by the Landlord and including such repairs or replacements as are required to keep the Premises in good repair and condition. The Landlord may enter and view the state of repair and the Tenant will repair to the standard required by this Lease according to notice in writing. The Landlord may require that all mechanical and electrical work to be done with respect to the Premises, by the Tenant at any time, be carried out by the Landlord’s contractors and employees at the Tenant’s costs, such costs to be competitive with the prices obtained by the Tenant from its contractors. All repairs, restorations and replacements shall be in quality and class equal to the original work or installations.

5.6	Landlord May Repair

If the Tenant refuses or neglects to repair properly as required in this Lease to the reasonable satisfaction of the Landlord as soon as reasonably possible after written demand, the Landlord may make such repairs without liability to the Tenant for any loss or damage that may accrue to the Tenant’s merchandise, fixtures or other property or to the Tenant’s business by reason thereof, and upon completion thereof the Tenant shall pay the Landlord’s costs for making such repairs plus twenty percent (20%) for overhead, upon presentation of a bill thereof, as Additional Rent.

5.7	Entry and Inspection for Repairs

The Landlord and its agents shall have the right to enter upon the Premises at all reasonable times to view the state of repair and condition and use thereof and, in case of an emergency or accident, shall have the right to enter the Premises at any time, provided if the Tenant shall not be personally present to open or permit an entry into the Premises, at any time, when for any reason an entry therein shall be necessary or permissible, the Landlord or the Landlord’s agents may enter the same by a master key, or may forcibly enter the same, without rendering the Landlord or such agents liable therefor, and without in any manner affecting the obligations of the Tenant under this Lease.

5.8	Damage by Machinery or Fixtures

Without the previous consent in writing of the Landlord, the Tenant will not erect, place or attach any machinery, equipment or fixture on the Premises in such a way as to cause damage to the Premises and if damage is caused to repair it forthwith to the satisfaction of the Landlord upon written notice to do so.

5.9	Signs and Attachments to Premises

The Tenant shall not erect on, or affix to any part of the Premises or any part of the Lands and Building any television or radio antenna, sign, fixture or attachment of any kind without first receiving the written consent of the Landlord, which may be arbitrarily withheld, or issued upon such terms and conditions as the Landlord, in its sole and absolute discretion, may deem advisable, provided that any sign to which the Landlord may consent, shall be of a size and type and in a location approved by the Landlord and shall be of such a type, character and size as to be generally in conformity with similar signs erected by the occupants of other parts of the Building.

5.10	Notice of Damage

In the event of any damage to the Premises by any cause, to give notice in writing thereof to the Landlord forthwith upon becoming aware of it.

5.11	Tenant’s Alterations to Premises

(a)
The Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any floor covering, interior or exterior lighting, plumbing fixtures, shades or awnings or make any changes to the Premises or the Building without first obtaining the appropriate permits and the Landlord’s written approval which shall not be unreasonably withheld or delayed (except in the case of any alterations affecting the Structure or the Building Systems, in which case the Landlord may withhold its approval in its sole discretion). The Tenant shall deliver to the Landlord plans and specifications in form, content and detail as the Landlord may reasonably require for such work at the time approval is sought. Notwithstanding the foregoing, the Tenant shall not require the Landlord’s consent, but will provide prior notice to the Landlord, for any minor cosmetic alterations and installations such as carpet and paint.

(b)
The Tenant shall pay to the Landlord its then current charge and all disbursements incurred by the Landlord for the review of such drawings and specifications. The Tenant shall not apply for a building permit prior to receiving the Landlord’s approval of the drawings and specifications.

(c)	All Alterations shall be performed:

(i)	expeditiously, at the sole risk and cost of the Tenant;

(ii)
by contractors, subcontractors and workers approved by the Landlord, acting reasonably, and compatible with the labour affiliation, if any, of the Landlord’s and Management Company’s contractors and workers, provided that if the alterations, improvements, repairs or replacements would affect the structure of the Building or any component thereof, any exterior wall, windows or roof thereof, any of the Building Systems or the aesthetics of the Building, such work shall, at the option of the Landlord, be performed at the Tenant’s cost by the Landlord or by contractors and workers designated by the Landlord in its sole discretion;

(iii)	in a good and skilful manner and in compliance with the construction standards and design criteria for the Building set by the Landlord from time to time;

(iv)	in a manner which balances the air movement in the Premises and for this purpose the air-balancer designated by the Landlord shall be used;

(v)	in accordance with the drawings and specifications approved by the Landlord;

(vi)	in accordance with all Applicable Laws, evidence of which shall be provided to the Landlord;

(vii)	subject to the reasonable regulation, supervision, control, direction and inspection of the Landlord, the cost of which shall be paid by the Tenant; and

(viii)	subject to such indemnification against liens and expenses as the Landlord reasonably requires.

(ix)
If the Tenant installs Leasehold Improvements or makes alterations, improvements, repairs or replacements which depart from the construction standards and design criteria for the Building set by the Landlord from time to time, and which restrict access by the Landlord to any of the Building Systems or Common Areas, or which restrict the installation of the Leasehold Improvements of any other tenant or occupant in the Building, then the Tenant shall be responsible for all costs incurred by the Landlord in obtaining access to such Building Systems or Common Areas or in installing such other tenant’s leasehold improvements.

(d)
Any Alterations made by the Tenant without the prior written consent of the Landlord or which are not in accordance with the drawings and specifications approved by the Landlord shall, if requested by the Landlord, be promptly removed by the Tenant at the Tenant’s expense, and the Premises shall be restored to their previous condition.

(e)
In carrying out any Alterations, the Tenant, at its expense, shall pay to the Landlord with respect to such work the cost to the Landlord of all utilities supplied to the Premises with respect to such work and the cost of any additional services including the cost of any necessary cutting or patching or repairing of any damage to the Building or the Premises, any cost to the Landlord of removing refuse, cleaning, hoisting of materials and any other costs of the Landlord which can be reasonably allocated as a direct expense relating to the conduct of such work.

(f)
No “Leasehold Improvements by or on behalf of the Tenant shall be permitted which may adversely affect the condition or operation of the Building or any of its systems or the Premises or diminish the value thereof or restrict or reduce the coverage for municipal zoning purposes of the Project.

(g)
During Alterations, the Tenant shall keep the Project clean from any debris related thereto, and in any event after construction is completed the Tenant shall do an adequate “first clean” to the Premises.

5.12       Liens

The Tenant shall promptly pay for all materials supplied and work done in respect of the Premises so as to ensure that no lien or claim of lien attaches to or is registered against any portion of the Project or against the Landlord's or Tenant's interest therein. If a lien or claim of lien is attached, registered or filed, the Tenant shall discharge it at its expense within seven (7) days after notice from the Landlord (or sooner if such lien or claim is delaying a financing or sale of all or part of the Project), failing which the Landlord may at its option discharge the lien or claim of lien by paying the amount claimed to be due into court or directly to the lien claimant or by taking such other action as may be expedient to effect such discharge (whether or not the validity of such lien is admitted or denied by the Tenant) and the amount so paid and all expenses of the Landlord including legal fees (on a solicitor and its own client basis) shall be paid by the Tenant to the Landlord.

5.13       External Changes

The Tenant agrees that it shall not erect, affix or attach to any roof, exterior walls or surfaces of the Building or any part of the Project any antennae, sign or fixture of any kind, nor shall it make any opening in or alteration to the roof, walls, or structure of the Premises or the Building, or install in the Premises or Building free standing air-conditioning units, without the prior written consent of the Landlord which may be arbitrarily withheld.

5.14       Condition of Premises on Expiration of Term

Upon the expiration of the Term, the Tenant shall remove its chattels and trade fixtures and surrender the Premises to the Landlord in the same condition the Premises were in upon delivery of possession of same, following installation of Leasehold Improvements or fixtures as provided in this Lease, reasonable wear and tear excepted. The Tenant shall not, however, be responsible to remove Leasehold Improvements or to restore the Premises to "base building". Tenant shall also surrender all keys for the Premises to the Landlord at the place then fixed for the payment of Rent. The Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease.

5.15       Window Coverings

Tenant shall utilize any window coverings as may be supplied by the Landlord or shall supply its own window coverings, as approved by the Landlord, and shall clean and maintain the same, as may be reasonably required by the Landlord.

5.16       Heating

To control the heat to the Premises during the Term as may be necessary to prevent damage thereto by frost.

5.17       Increase in Insurance Premiums

The Tenant will not do or omit or permit to be done or omitted, anything upon the Premises which shall cause the rate of insurance upon the Building, or any part thereof, to be increased, and if the insurance rate shall be increased, as aforesaid the Tenant will pay to the Landlord as Additional Rent, in addition to any part of insurance premiums hereinbefore agreed to be paid by the Tenant, the amount by which the insurance premiums shall be so increased, and, if notice of cancellation shall be given respecting any insurance policy upon the Building or any part thereof shall be cancelled or its renewal be refused by an insurer by reason of the use of the Premises by the Tenant, the Tenant shall alter, remedy or rectify such use upon being requested to do so in writing by the Landlord, and if the Tenant shall fail to do so within twenty-four (24) hours of such written request, the Landlord shall have the right to enter the Premises and rectify the situation (provided the Landlord may enter to rectify same earlier if a state of emergency exists), without liability to the Tenant for any loss or damage occasioned by such entry and rectification, or shall be entitled to hold the Tenant liable for any damage or loss resulting from such cancellation or refusal, or the Landlord may at its option terminate this Lease forthwith by leaving upon the Premises notice in writing of its intention so to do, and thereupon Rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of such determination of the Lease, together with an amount equal to the Minimum Rent payable under Section 3.1 hereof for a period of six (6) months as liquidated damages, and the Tenant shall immediately deliver up possession of the Premises to the Landlord. In determining whether increased premiums are the result of the Tenant's use of the Premises, a schedule issued by the Organization making the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make the fire insurance rate on the Premises. Any increase in insurance premiums payable by the Tenant as aforesaid, shall be payable forthwith upon demand in writing therefor by the Landlord.

5.18       Tenant's Insurance

The Tenant shall keep in full force and effect, the names of the Tenant, the Landlord and every mortgagee of the Building, a policy of a public liability and property damage insurance with companies qualified to do business in the Province of Ontario and reasonably acceptable to the Landlord with respect to the Premises, the Lands, the Building, and the business operated by the Tenant in the Premises in which the limits of public liability shall not be less than FIVE MILLION DOLLARS ($5,000,000.00) per person and FIVE MILLION DOLLARS ($5,000,000.00) per accident and in which the property damage liability shall not be less than

FIVE MILLION DOLLARS ($5,000,000.00). In addition, the Tenant shall at all times maintain all risk insurance in an amount adequate to cover the costs of replacement of all alterations, decorations, additions and improvements made by the Tenant and all goods and chattels belonging to the Tenant in the Premises in the event of fire or extended coverage loss.

The insurance policies stipulated above shall contain a waiver or waivers of subrogation against the Landlord, to the extent available from the Tenant's insurer. The Tenant hereby waives, releases and discharges the Landlord from all tights, claims and demands whatsoever which the Tenant might have or acquire against the Landlord arising out of damage to or destruction of the Building or any part thereof occasioned by any perils insured against by the Tenant or which the Tenant has agreed to insure against, whether such rights, claims and demands shall arise through the negligence or the fault of the Landlord, its servants, agents or contractors, or not. The Tenant agrees to look solely to its insurer or insurers in the event of such loss, or whether the insurance coverage is sufficient fully to reimburse the Tenant for such loss or not.

The Tenant shall deliver certified copies of all insurance policies required to be obtained by the Tenant pursuant to this Lease prior to occupancy of the Premises by the Tenant, and, the Tenant shall, in each Lease Year, deliver evidence of renewal of the same to the Landlord.

The Landlord shall insure the Building as would a prudent landlord having regard to the age, size and location of the Building.

5.19       Waiver of Exemptions

Notwithstanding anything contained in the Commercial Tenancies Act (Ontario) or in any other statue which may hereafter be passed to take the place of the said Act or to amend the same, none of the goods or chattels of the said Tenant at any time during the continuance of the Term hereby created shall be exempt from levy by distress for Rent in arrears by the Tenant as provided for by any section or sections of the said Act, or any amendment or amendments thereto, and that upon any claim being made for such exemption by the Tenant or on distress being made by the Landlord, this covenant and agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods as are named as exempted in said section or sections or amendment or amendments thereto, the Tenant hereby waiving all and every benefit that could or might have accrued to the Tenant under and by virtue of the said section or sections of the said Act or any amendment or amendments thereto but for this covenant.

5.20       Limitation of Liability of Released Persons

The Released Persons shall not be liable for:

(a)
damage to or destruction or loss of (i) any property of the Tenant entrusted to the care or control of the Released Persons, or any of them, or (ii) the Premises (including Leasehold Improvements) or any property in or upon the Premises;

(b)
any bodily injury (including death), personal injury, damages for personal discomfort or illness or consequential injury or damage (including, without limitation, loss of business income) sustained by the Tenant or any of its agents, officers, employees, invitees or licensees or any other Person who may be in or upon the Premises or any other part of the Project;

(c)	any damage caused by or attributable to the condition or arrangement of any electric or other wiring, cabling or related facilities;

(d)	any damage caused by anything done or omitted to be done by the Landlord or by any other tenant of the Building;

(e)
any claim or demand in connection with any injury, loss or damage to the Tenant, its agents, invitees or licensees, or to the property of the Tenant, its agents, invitees or licensees, where such injury, loss or damage arises out of the security services in force or the lack thereof in the Building from time to time;

(f)	any loss or damage resulting from change, reduction, interruption, cessation or suspension of a utility or Building Systems howsoever caused;

(g)
consequential injury or damage (including, without limitation, loss of business income and expense incurred to minimize or avoid a loss of business income or a loss of service to customers) sustained by the Tenant or any of its agents, officers, employees, or licensees, invitees or any other Person; or

(h)	any loss or damage in respect of which the Tenant is required to maintain insurance hereunder or is otherwise insured,

whether or not caused by (i) the negligence of the Released Persons, (ii) the operation, faulty operation, interruption or breakdown of any of the Building Systems or services to be provided by the Landlord including, without limitation, electricity, data or telecommunications service interruption, "brown-outs" or surges, or (iii) any act or omission of any other tenant or occupant of space in the Project. Without limiting the foregoing, the Tenant hereby releases the Landlord, and the Released Persons, from all losses, damages and claims of any kind in respect of which the Tenant is required to maintain insurance or is otherwise insured. Solely for such purpose, and to the extent that the Landlord expressly chooses to enforce the benefits of this section for the Released Persons, it is agreed that the Landlord is the agent or trustee for the Released Persons.

5.21       Indemnity by the Tenant

The Tenant shall indemnify and save harmless the Released Persons against any and all claims, actions, damages, losses, liabilities, demands and expenses (including, without limitation, those in connection with bodily injury (including death), personal injury or damage to property) arising from or out of the occupancy or use by the Tenant of the Premises or any other part of the Project or occasioned wholly or in part by any act or omission of the Tenant, its officers, employees, agents, contractors, invitees, licensees or by any Person permitted by the Tenant to be on the Premises or due to or arising out of any violation, non-performance or breach by the Tenant of this Lease.

5.22       Assigning and Subletting

The Tenant shall not Transfer the whole or any part of the Premises without the prior written consent of the Landlord which consent may not be unreasonably or arbitrarily withheld or delayed. Notwithstanding the foregoing, the Landlord shall not be obligated to provide such reasonable consent unless:

(a)	the Tenant pays the Landlord's reasonable legal costs (on a solicitor and own client basis) incurred with respect to the proposed Transfer;

(b)
the Tenant provides to the Landlord financial information regarding the potential Transferee which is reasonably adequate for the Landlord, in its sole discretion, to determine whether such proposed Transferee would be favourable;

(c)	the proposed Transferee executes the Landlord's then current form of consent to such assignment and agrees thereunder to be bound by all the Tenant's obligations and covenants under the Lease; and

(d)	the Tenant has not been in material default under the terms of this Lease; and the Landlord shall not be obligated to provide such consent if:

(e)
the proposed Transferee is an existing occupant of any part of the Project or has recently been a prospect involved in bona fide negotiations with Landlord respecting the leasing of any premises in the Project or is in any way affiliated with such existing occupant or bona fide prospect; or

(f)
the proposed Transfer is a sublease, the Minimum and Additional Rent payable by the Transferee is less than the greater of the: (i) then-prevailing fair market rent for that portion of the Premises which the Tenant wishes to sublease, as determined by the Landlord, in its sole discretion; and (ii) Minimum Rent and Additional Rent payable by the Tenant of this Lease as at the effective date of the Transfer (including any increases provided for in this Lease); or the Transfer is otherwise on terms more favourable to the Transferee than the terms of this Lease.

In the event that the Tenant assigns this Lease, or sublets or parts with possession as aforesaid, without the prior written consent of the Landlord, the Landlord may in its sole unfettered discretion terminate this Lease forthwith without notice.

Any consent by the Landlord to a Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. This prohibition against Transfer shall include a prohibition against any Transfer by operation of law.

If this Lease be assigned, or if the Premises or any part thereof be subletted or occupied by anybody other than the Tenant, the Landlord may collect Rent from the assignee, sub-tenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, sub-tenant or occupant as tenant, or a release of the Tenant or any guarantor or indemnifier hereunder from the further performance by the Tenant of covenants on the part of the Tenant herein contained. Notwithstanding any assignment or sublease, and notwithstanding the written consent of the Landlord thereto, the Tenant and any indemnifier shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease.

If the Tenant intends to effect a Transfer, the Tenant shall give prior notice to the Landlord of such intent specifying the identity of the Transferee, the type of Transfer contemplated, the part of the Premises affected thereby, and the financial and other terms of the Transfer, and shall provide such financial, business or other information relating to the proposed Transferee and its principals as the Landlord or any Mortgagee requires, together with copies of all documents which record the particulars of the proposed Transfer. The Landlord shall, within fifteen (15) Business Days after having received such notice and all requested information, notify the Tenant either that:

(a)	it consents or does not consent to the Transfer in accordance with the provisions of this Lease;

(b)	it elects to terminate this Lease as to the whole or the part, as the case may be, of the Premises affected by the proposed Transfer; or

(c)
it elects to take a Transfer from the Tenant upon the terms and conditions of the proposed Transfer for which the Tenant requests the Landlord's consent, it being understood that the Landlord shall at all times under such Transfer have the rights and option to make a further Transfer of the interest so acquired by the Landlord or any part thereof without obtaining the Tenant's consent and without sharing any of the economic consideration received by the Landlord thereunder.

If the Landlord elects to terminate this Lease it shall stipulate in its notice the termination date of this Lease, which date shall be no less than thirty (30) days nor more than ninety (90) days following the giving of notice of such election. If the Landlord elects to terminate this Lease, the Tenant shall notify the Landlord within ten (10) days thereafter of the Tenant's intention either to refrain from such Transfer or to accept termination of this Lease or the part thereof in respect of which the Landlord has exercised its rights. If the Tenant fails to deliver such notice within such ten (10) days or notifies the Landlord that it accepts the Landlord's termination, this Lease will, as to the whole or affected part of the Premises, as the case may be, be terminated on the date of termination stipulated by the Landlord in its notice of election to terminate. If the Tenant notifies the Landlord within ten (l0) days that it intends to refrain from such Transfer, then the Landlord's election to terminate this Lease shall become void.

In the event of a Transfer, the Landlord shall have the following rights, and in default of any of which no such Transfer shall occur or be effective: .

(a)
to collect a deposit or further deposit to be held as a security deposit such that the security deposit held by the Landlord shall be equivalent to at least the Minimum Rent payable for the last two (2) months of the Term in respect of the premises which are the subject of the Transfer;

(b)
to require the Tenant and the Transferee and the Indemnifier, if any, to enter into a written agreement to implement any amendments to this Lease to give effect to the Landlord's exercise of any of its rights hereunder;

(c)
to require the Transferee to enter into an agreement with the Landlord in writing and under seal to be bound by all of the Tenant's obligations under this Lease in respect of the Transferred Premises except in the case of a sublease, that the Transferee will be so bound as if it had originally executed this Lease as the Tenant, and for the Transferee to waive any right it, or any person on its behalf, may have to disclaim, repudiate or terminate this Lease pursuant to any bankruptcy, insolvency, winding-up or other creditors' proceeding, including, without limitation, the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), and to agree that in the event of any such proceeding the Landlord will comprise a separate class for voting purposes;

(d)
to require the Transferee to waive any right it, or any person on its behalf, may have to disclaim, repudiate or terminate this Lease pursuant to any bankruptcy, insolvency, winding-up or other creditors' proceedings, and to waive any rights, pursuant to Sections 21 or 39(2) of the Commercial Tenancies Act (Ontario) and any amendments thereto and any other statutory provisions of the same or similar effect, to pay Rent less than any amount payable hereunder;

(e)
to require all amounts payable by the Transferee each month shall be paid directly to the Landlord who shall apply the same on account of the Tenant's obligations under this Lease but no acceptance by the Landlord of any payments by a Transferee shall be deemed to be a waiver of the Tenant's covenants or any acceptance of the Transferee as a tenant or a release of the Tenant from the further performance by the Tenant of its obligations under this Lease;

(f)	to require that this Lease be amended to delete therefrom any right of renewal, right to terminate and any option or right of first refusal to purchase the Premises;

(g)
in the case of a sublease, to require the Transferee shall waive any rights it may have under any legal or equitable rule of law or under the Commercial Tenancies Act (Ontario), as amended from time to time, or any other applicable legislation, to apply to a court or to otherwise elect to (i) retain the unexpired Term of this Lease or the unexpired sublease term, (ii) obtain any right to enter into any lease or other agreement directly with the Landlord for the Premises or the subleased premises, or (iii) otherwise remain in possession of any portion of the subleased premises or the Premises, in any case where this Lease is terminated, surrendered or otherwise cancelled, including a disclaimer of this Lease by a trustee in bankruptcy of the Tenant. The Tenant and the Transferee shall promptly execute any agreement required by the Landlord to give effect to the foregoing terms;

(h)
to require that the minimum and additional rent payable by the Transferee shall not be less than the greater of the: (1) Minimum Rent and Additional Rent payable by the Tenant as at the effective date of the Transfer (including any increases provided for in this Lease); and (2) then-prevailing fair market rent for the Premises, as determined by the Landlord, in its sole discretion, except in the case where the Landlord determines, in its sole discretion, that payment of lesser rent by the Transferee will not detrimentally affect the leasing program for the Project;

(i)
 if such minimum and additional rent to be paid by the Transferee under such Transfer exceeds the Minimum Rent and Additional Rent payable by the Tenant pursuant to this Lease, to require that the amount of such excess shall be paid by the Tenant to the Landlord;

(j)
 if the Tenant receives from any Transferee, either directly or indirectly, any consideration other than minimum rent or additional rent for such Transfer, either in the form of cash, goods or services (other than the proceeds of any financing as a result of a Transfer involving a mortgage, charge or similar security interest in this Lease) to require that the Tenant shall forthwith pay to the Landlord an amount equivalent to such consideration. The Tenant and the Transferee shall execute any agreement required by the Landlord to give effect to the foregoing terms;

(k)
 if the Transfer in respect of which consent has been given is not completed within sixty (60) days of the date of such consent, or if the Tenant is in default under this Lease, then such consent shall, at the Landlord's option, become void;

(l)
 notwithstanding the effective date of any permitted Transfer as between the Tenant and the Transferee, to require that all Rent for the month in which such effective date occurs be paid in advance by the Tenant so that the Landlord will not be required to accept partial payments of Rent for such month from either the Tenant or Transferee; and

(m)
 to require that the agreements referred to in this Section and any document evidencing the Landlord's consent to any Transfer shall, at the Landlord's option, be prepared by the Landlord or its solicitors at the Tenant's cost.

No consent of Landlord to a Transfer shall be effective unless given in writing and executed by Landlord and no such consent shall be presumed by any act or omission of Landlord or by Landlord's failure to respond to any request for consent or by Landlord's accepting any payment of any amount payable hereunder from any party other than Tenant. No Transfer and no consent by Landlord to any Transfer shall constitute a waiver of the necessity to obtain Landlord's consent to any subsequent or other Transfer.

In the event of any Transfer or any consent by Landlord to any Transfer, Tenant shall not thereby be released from any of its obligations hereunder but shall remain bound by all such obligations pursuant to this Lease for the balance of the Term. If this Lease is renewed or extended by any Transferee or if any Transferee exercises a right to lease additional premises, pursuant to any right of Tenant contained in this Lease, each Transferor shall be liable for all of the obligations of Tenant throughout the Term as renewed or extended.

Every Transferee shall be obliged to comply with all of the obligations of Tenant under this Lease, and any default of any Transferee shall also constitute a default of Tenant hereunder. If this Lease is ever disclaimed, repudiated or terminated by or on behalf of a Transferee pursuant to any bankruptcy, insolvency, winding-up or other creditors' proceeding, including, without limitation, any proceeding under the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), or if this Lease is ever terminated by Landlord as a result of any act or default of any Transferee, Tenant shall nevertheless remain responsible for fulfilment of all obligations of Tenant hereunder for what would have been the balance of the Term but for such disclaimer, repudiation or termination, and shall upon Landlord's request enter into a new lease of the Premises for such balance of the Term and otherwise on the same terms and conditions as in this Lease.

If the Tenant is at any time a corporation or partnership, any actual or proposed Change of Control in such corporation or partnership or in any corporation or group of corporations which controls the Tenant shall be deemed to be a Transfer and subject to all of the provisions of this Section. The Tenant shall make available to the Landlord or its representatives all of its corporate or partnership records, as the case may be, for inspection at all reasonable times, in order to ascertain whether any Change of Control has occurred.

5.23       Acknowledgement of Tenancy

Within ten (10) days after request therefor by the Landlord, or in the event that upon any sale or mortgage of the Premises and/or the Lands by the Landlord, an acknowledgement of tenancy shall be required from the Tenant, the Tenant agrees to deliver a certificate to any proposed mortgagee or purchaser, or to the Landlord, certifying (if such be the case) that this Lease is in full force and effect, that Rent is paid currently without any defenses or offsets thereto, that the Tenant is in possession, that there are no prepaid Rents or security deposits other than those set out in this Lease, and that there are no uncured defaults by the Landlord or stating those claimed by the Tenant, and such other matters as the Landlord may reasonably require. If the Tenant fails to execute any certificate, agreement, instrument, or other document as required by the foregoing provisions of this Lease within ten (10) days after request by the Landlord, then the Landlord shall have the right, without limiting any other rights of the Landlord hereunder or at law, to terminate this Lease or to execute any such certificate, agreement, instrument or document on behalf of the Tenant and in the Tenant's name, for which purpose the Tenant hereby appoints the Landlord as the Tenant's attorney pursuant to the Powers of Attorney Act (Ontario).

5.24       Lease Subordinate to Mortgages

This Lease and everything herein contained shall be deemed to be subordinate to any charge created by the Landlord on the Premises or the Lands and the Building, and the Tenant shall promptly at any time as required by the Landlord execute all documents and give such further assurances as may be reasonably required to postpone its rights and privileges to the holder of any charge; provided that the mortgagee shall permit the Tenant to continue in quiet possession of the Premises in accordance with the terms and conditions of this Lease as long as the Tenant is not in default hereunder. If proceedings are brought for foreclosure, or if there is exercise of the power of sale or if there is an entry into possession of the Project or any part thereof pursuant to any Mortgage, the Tenant shall attorn to the Mortgagee or the purchaser upon any such foreclosure or sale and recognize such Mortgagee or the purchaser as the Landlord under this Lease.

5.25       Tenant Responsible for Condition of Premises

The Tenant hereby assumes the sole responsibility for the condition, operation, maintenance and management of the Premises, and the Landlord shall be under no liability for injury to any servant, agent or employee of the Tenant or any sub-lessee, licensee or invitee of the Tenant or for loss of or damage to the property of the Tenant or any of the aforementioned persons. Notwithstanding the foregoing, it is understood and agreed that the Landlord shall be liable for any injury or any damage to property referred to in this Section 5.25 if any such injury or any such damage to property is caused by, or to the extent contributed to by any defects in the Structure (as defined in Section 6.3) caused by the negligence of the Landlord, its agents, servants or licensees or other persons for whom the Landlord is in law responsible, but only to the extent that:

(a)	(i) the Tenant is not required to have insurance coverage pursuant to Section 5.18 of this Lease; and

(ii) the Tenant does not otherwise have insurance coverage for any such death or injury or any such damage to property;

in any case without taking into account any deductible or co-insurance provisions or clauses; and

(b)	the Landlord is indemnified by its insurers to the extent of its liability for any such injury or any such damage to property.

5.26       Indemnity

To indemnify the Landlord against all liabilities, costs, fines, suits, claims, demands and actions and causes of action of any kind for which the Landlord may become liable by reason of any breach, violation or non-performance by the Tenant of any covenant, term or provision of this Lease, or any injury, death, or damage to property by reason of any act, neglect or default by the Tenant or its servants, employees, agents, sub-lessees or invitees on the Premises and on the Lands and Building.

5.27       Liability of Landlord

The Landlord shall not, in any event, be liable or responsible in any way for any personal injury or death that may be suffered or sustained by, or any loss of or damage or injury to any property, including cars and contents thereof, belonging to any employee, servant, agent, sub-lessee, licensee or invitee of the Tenant on the Premises, the Building or the Lands, or any or all of them, no matter how caused, and in particular and without limiting the generality of the foregoing, which may be caused or occasioned by steam, electricity, gas, fumes, vapor, water works, rain water, other water, sleet, snow, ice, melted sleet, which may leak, issue or flow from the Premises or from any part of the Building or partly in one and partly in the other, or which may be caused or occasioned or attributable to the condition or arrangement of any electric or other wiring or caused or occasioned by snow or ice or other substances or obstructions on the sidewalks, driveways, roads, streets and grounds in or about appurtenant to the Building and Lands or caused or occasioned by the defective condition or lack of repair or misrepair thereof or by any defect in any machinery or equipment in the Building or in the operation thereof by the Tenant or by any defects in or the misrepair or non-repair of the Premises or of the Building, and the Tenant shall indemnify the Landlord from and against all liabilities, claims, demands, and causes of action of any nature or any expense for such injury, death, loss or damage as aforesaid, and maintain proper policies of insurance as in this Lease required, indemnifying the Landlord there against. Provided, however, that nothing herein contained shall require the Tenant to indemnify the Landlord against any claims, demands or actions for damages arising out of the gross negligence, willful acts or misconduct of the Landlord, its officers, employees, servants or agents.

5.28       Janitorial Services

The Landlord shall provide janitorial services for the Premises at such times and in such manner as is consistent with prevailing practices in comparable office buildings in the Town of Richmond Hill of similar age and in a similar location, provided that the Tenant shall leave the Premises in a reasonably tidy condition at the end of each business day. All curtains, carpets, rugs or window coverings of any kind in the Premises shall be cleaned and maintained by the Tenant. The Tenant acknowledges that the Landlord may clean the windows during Business Hours and the Tenant agrees to allow the Landlord and its contractors entry into the Premises for this purpose. In no event will the Released Persons be liable for any act or omission of any Person employed or engaged by the Landlord to provide such services, or for any loss thereby sustained by the Tenant, its agents, officers, employees, customers, invitees, licensees or any other Person who may be upon the Premises. Without in any way limiting or affecting the generality or interpretation of the foregoing, the Landlord shall in no event be liable for any indirect or consequential damages suffered by the Tenant or any others. The Tenant shall not engage any Person to provide janitorial services to the Premises without the written approval of the Landlord. The Tenant shall grant access necessary for the performance of the janitorial services and shall leave the Premises in a reasonably tidy condition at the end of each day to permit the performance of such services.

5.29       Parking

The Tenant and its customers shall also be entitled to the non-exclusive use, on a first come first serve basis of the surface parking lot for the Project on a basis of three (3) spaces per one thousand (1,000) square feet of leased Rentable Area.

5.30       Loading Areas

The Landlord may designate specific portions of the Lands for loading and unloading of trucks and other vehicles and the Tenant covenants to comply with such designation, and not to use or permit the use of any other parts of the Lands, except as so specifically designated, for the purpose of loading or unloading.

5.31       Additional Plumbing

If during the Term hereof, any additional toilet or sanitary conveniences are required by any competent authority to be installed in the Premises by reason of the use of the Premises by the Tenant, or the number of persons employed therein, the Tenant shall pay the Landlord on written demand as Additional Rent the cost of the installation of such additional toilets and conveniences and shall indemnify the Landlord against any order or requirement issued by any competent authority in respect thereof.

ARTICLE 6
LANDLORD'S COVENANTS
The Landlord hereby covenants with the Tenant as follows:

6.1         Quiet Enjoyment

Subject to payment by the Tenant of the Rent hereinbefore provided and to the observance, performance and compliance by the Tenant of and with the Tenant's covenants and the provisos herein contained, for quiet enjoyment.

6.2         Maintenance of Common Areas

Subject to payment by the Tenant of the Rent hereinbefore provided and to the observance, performance and compliance by the Tenant of and with the Tenant's covenants and the provisos herein contained, to maintain the driveways, entrances, parking areas and lawns on the Lands in reasonable condition for their use by the Tenant, its agents and employees, its licensees and invitees, and to keep the driveways, entrances and parking areas reasonably clear of snow and ice, but should the Landlord make default in so doing it shall not be liable for direct, indirect or consequential damage, including without limitation, damages for disruption of the business of the Tenant or damage to, or loss of, the goods, chattels and equipment and other property of the Tenant.

6.3         Structural Repairs

Throughout the Term the Landlord shall keep or cause to be kept in good repair, order and condition, the Structure of the Building and all Building Systems and, at the Landlord's option, any HVAC located in the Premises, the cost of all such work shall be included in Operating Costs, and amortized to the extent provided pursuant to subsection (i) of the definition of Operating Costs in Schedule D. For all purposes in this Lease, the Landlord's obligation in respect of the repair of the Structure of the Building, and any reference to "Structure" or "structural repairs" or words or phrases of similar import, shall be limited to mean the foundations, existing weather walls, roof, floor structures, bearing walls, structural columns and beams of the Building. Notwithstanding anything contained herein to the contrary, and the inclusion of costs of work pursuant to this Section in Operating Costs, the Tenant shall be responsible for all repair costs and expenses caused as a result of the negligence or willful act of the Tenant, and those for whom it is in law responsible.

6.4         Heating Ventilation and Air Conditioning

(a)
The Landlord shall provide processed air in such quantities and at such temperatures as shall maintain in the Premises conditions of reasonable temperature and comfort during Business Hours having regard to the age and size of the Building and the capacity and limitations of the HVAC System. If the Tenant requests the provision of processed air outside Business Hours, the Landlord shall provide such processed air at the Tenant's cost determined in accordance with the Landlord's standard rate Schedule for such additional service in effect from time to time. The charges for after Business Hours HVAC supply are currently Fifteen Dollars ($15.00) per hour during the winter and Thirty-five Dollars ($35.00) per hour during the summer.

(b)
If the Tenant requests interior climate control services that, in the Landlord's reasonable opinion, differ in any material respect from the standard services provided by the Landlord for the Building (such as, for example, special requirements for computer installations), the Landlord will provide such services if the Landlord determines, in its sole discretion, that the provision of such services is within the capacity of the HVAC System, would not affect the operation, aesthetics or structure of the Building, would not affect the aesthetics of the Common Areas or the exterior aesthetics of the Building, would not reduce the efficiency of the existing interior climate control services provided to other tenants or parts of the Building, and is otherwise feasible. The Tenant will pay to the Landlord all costs, both non recurring and recurring, of providing such services. Such costs will be determined by the Landlord in a reasonable manner. The Landlord may discontinue such services if this becomes necessary to maintain or provide an equitable standard of service to all tenants or other occupants of the Building.

(c)
Notwithstanding Section 6.04(a) the Released Persons shall not be responsible for inadequate performance of the HVAC System (i) if this is attributable to any design, specifications, construction or installation done by or on behalf of the Tenant, any arrangement of partitioning in the Premises or changes therein, the failure to shade windows which are exposed to the sun, the production by the Tenant of smoke, odours or contaminated air which the HVAC System is not designed to accommodate, or any use of electrical power by the Tenant which exceeds the standard of normal use as determined by the Landlord acting reasonably, (ii) if the occupancy level of the Premises exceeds one person to everyone hundred (100) square feet of rentable area of the Premises on an open floor basis, or (iii) if the Tenant does not keep the heating, ventilation or air conditioning vents or air returns free and clear of all obstructions.

(d)
Arrangement of partitions, equipment or special purpose areas, or the installation of equipment with high levels of heat production by the Tenant may require alteration of the portion of the air conditioning and ventilation systems located within the Premises. Balancing of the system within the Premises shall be at the Tenant's expense. The Tenant acknowledges that the heating, air conditioning and ventilation system serving the Premises or the Building may require initial balancing or that alterations made from time to time whether inside the Premises or in other areas of the Building, may temporarily cause imbalance of the heating, air conditioning and ventilation system, and the Tenant shall allow a reasonable amount of time for such readjustment and rebalancing. The interior office layout or partitioning of the Premises shall be modified by the Tenant, if necessary, in accordance with the reasonable requirements of the Landlord to secure maximum efficiency of the HVAC System serving the Premises. The Tenant shall comply with all the Rules and Regulations pertaining to the operation and regulation of those portions of the HVAC System within and serving the Premises, failing which the Landlord shall be entitled to take such steps as it deems advisable including, without limitation, entering upon the Premises and taking the necessary corrective action, and the Tenant will pay to the Landlord, as an Additional Service, all costs incurred by the Landlord in so doing.

(e)
Tenant shall not install in the Premises, without the Landlord's prior written consent, equipment (including telephone equipment) which generates sufficient heat to affect the temperature otherwise maintained in the Premises by the air conditioning system as normally operated. The Landlord may install supplementary air conditioning units, facilities or services in the Premises, or modify its air conditioning system, as may in the Landlord's reasonable opinion be required to maintain proper temperature levels, and Tenant shall pay the Landlord the cost thereof including, without limitation, installation, operation and maintenance expenses as an Additional Service.

ARTICLE 7
PROVISOS
Provided always and it is hereby agreed as follows: 7.1     Tenant's Fixtures

Provided the Tenant is not in default, the Tenant may remove its trade fixtures provided it repairs any damage to the Premises caused by such removal; provided that any erection, addition, structure or improvement erected upon the Premises shall become a part thereof, and shall not be removed except at the Landlord's request and shall be subject to all of the provisions of this Lease. On the expiration or sooner termination of the Term, all fixtures, furniture and equipment and all improvements affixed in any way to the Premises shall, at the option of the Landlord, be deemed to have become the property of the Landlord or otherwise, at the option of the Landlord, shall be removed by the Tenant and the Tenant shall repair any damage to the Premises caused by such removal.

7.2         Events of Default

Any of the following constitutes an Event of Default under this Lease:

(a)	any Rent not paid when due, whether lawfully demanded or not;

(b)	the Tenant has breached any of its obligations in this Lease and, if such breach is capable of being remedied and is not otherwise listed in this Section, after notice in writing from the Landlord:

(i)	the Tenant fails to remedy such breach within ten (10) days (or such shorter period as may be provided in this Lease); or

(ii)
if such breach cannot reasonably be remedied within ten (10) days or such shorter period, the Tenant fails to commence to remedy such breach within such ten (10) days or shorter period or thereafter fails to proceed diligently to remedy such breach;

(c)
the Tenant or any Indemnifier becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, an assignment or arrangement with its creditors, or files a notice of intention to file a proposal, or any steps are taken or proceedings commenced by any Person for the dissolution, winding-up or other termination of the Tenant's existence or the liquidation of its assets or with a view to the restructuring or compromise of any debt or other obligation of the Tenant or any Indemnifier of this Lease;

(d)
a trustee, receiver, receiver/manager, agent for a secured creditor, or a Person acting in a similar capacity is appointed with respect to the business or assets of the Tenant or any Indemnifier, or any secured creditor enforces its security against the business or assets of the Tenant or any Indemnifier;

(e)	the Tenant or any Indemnifier makes a sale in bulk of all or a substantial portion of its assets other than in conjunction with a Transfer approved by the Landlord;

(f)	this Lease or any of the Tenant's assets are taken under a writ of execution and such writ is not stayed or vacated within five (5) days after the date of such taking;

(g)
the Tenant makes a Transfer other than in compliance with the provisions of this Lease or the Premises have been used by any other person or persons other than the Tenant or any person permitted by this Lease;

(h)
the Tenant abandons or attempts to abandon the Premises or the Premises become vacant or substantially unoccupied for a period of five (5) consecutive days or more without the prior written consent of the Landlord; Provided, however, that the Landlord may consent to the Tenant vacating the Premises if the Tenant provides security reasonably acceptable to the Landlord for the payment of all Rent due or to become due during the balance of the Term and for the continuing performance by the Tenant of its covenants and obligations under this Lease;

(i)
any insurance policy covering any part of the Project is, or is threatened to be, cancelled or adversely changed (including a substantial premium increase) as a result of any action or omission by the Tenant or any Person for whom it is legally sponsible;

(j)
 the Tenant removes or attempts to remove or dispose of any goods or trade fixtures from the Premises, so that there would not be sufficient goods on the Premises subject to distress to satisfy all arrears of Rent and all Rent payable hereunder for a further period of at least six (6) months;

(k)
 the Tenant or any company with which the Tenant is affiliated or associated (as those terms are defined in the Business Corporations Act, 1990 of Ontario, or any successor legislation thereto) is in default of any of its covenants, obligations or agreements under any lease or other written agreement between it and the Landlord (as owner or as manager) or any company with which the Landlord is affiliated or associated (as those terms are defined in the Business Corporations Act, 1990 of Ontario, or any successor legislation thereto), and such default shall have continued for such period of time that the Landlord's (or such affiliated or associated company's) remedies have become exercisable thereunder;

(l)
 any event of default occurs under any lease or agreement relating to any other premises in the Project then occupied by the Tenant (other than premises occupied pursuant to a storage license or parking license;

(m)
 the Tenant uses or permits or suffers the use of the Premises for any purpose other than as permitted herein or breaches its obligations to open the Premises for business and to continuously conduct its business in the Premises as required;

(n)	the Tenant moves or commences, attempts or threatens to move its goods, chattels and equipment out of the Premises other than in the routine course of its business; and

(o)	termination or re-entry by the Landlord is permitted under any provision of this Lease or at law.

Then, and in any of such cases, the then current month's Rent together with the Rent for the three (3) months next ensuing shall immediately become due and payable, and at the option of the Landlord the Term shall become forfeited and void, and the Landlord without notice or any form of legal process whatever may forthwith re-enter the Premises or any part thereof in the name of the whole and repossess the same as of its former estate, anything contained in any statute or law to the contrary notwithstanding. The Landlord may expel all persons and remove all property from the Premises and such property may be removed and sold or disposed of by the Landlord as it deems advisable or may be stored in a public warehouse or elsewhere at the cost and for the account of the Tenant without the Landlord being considered guilty of trespass or conversion or becoming liable for any loss or damage which may be occasioned thereby, provided, however, that such forfeiture shall be wholly without prejudice to the right of the Landlord to recover arrears of rent and damages for any antecedent default by the Tenant of its covenants under this Lease. Should the Landlord at any time terminate this Lease by reason of any such event, then, in addition to any other remedies it may have, it may recover from the Tenant all damages it may incur as a result of such termination.

7.3         Default and Remedies

If and whenever an Event of Default occurs, then without prejudice to any other rights which it has pursuant to this Lease or at law, the Landlord shall have the following rights and remedies, which are cumulative and not alternative:

(a)
to terminate this Lease by notice to the Tenant or to re-enter the Premises and repossess them and, in either case, enjoy them as of its former estate, and the Landlord may remove all Persons and property from the Premises and store such property at the expense and risk of the Tenant or sell or dispose of such property in such manner as the Landlord sees fit without notice to the Tenant;

(b)
to enter the Premises as agent of the Tenant and to re-let the Premises for whatever length, (including for a term extending beyond the Term of this Lease) and on such terms and conditions as the Landlord in its discretion may determine and to receive the rent therefor and as agent of the Tenant to take possession of any property of the Tenant on the Premises, to store such property at the expense and risk of the Tenant or to sell, at a public or private sale, or otherwise dispose of such property in such manner as the Landlord sees fit without notice to the Tenant; to make alterations to the Premises as the Landlord shall determine to facilitate their re-letting; and to apply the proceeds of any such sale or re-letting first, to the payment of any expenses incurred by the Landlord with respect to any such alterations, re-letting or sale second, to the payment of any indebtedness of the Tenant to the Landlord other than Rent and third, to the payment of Rent in arrears, with the residue to be held by the Landlord and applied to payment of future Rent as it becomes due and payable; provided that the Tenant shall remain liable for any deficiency to the Landlord. No such entry or taking possession of or performing alterations to or re-letting of the Leased Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given by the Landlord to the Tenant;

(c)
lease or enter into and upon the Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding, and it is agreed that no such re-entry and termination of this Lease by the Landlord shall prevent the Landlord from claiming and recovering damages from the Tenant, including all deficiencies between all amounts which would have been payable by the Tenant for what would have been the balance of the Term, but for such termination by the Landlord, and all net amounts actually received by the Landlord for such period of time;

(d)
to remedy or attempt to remedy any default of the Tenant under this Lease for the account of the Tenant and in so doing to make any payments due by the Tenant to third parties and to enter upon the Premises for such purposes; and no notice of the Landlord's intention to remedy or attempt to remedy such default need be given the Tenant unless expressly required by this Lease; and the Landlord shall not be liable to the Tenant for any loss, injury or damages caused by acts of the Landlord in remedying or attempting to remedy such default and the Tenant shall pay to the Landlord all expenses incurred by the Landlord in connection therewith. Any such entry shall not constitute a re-entry of the Premises or termination of this Lease, and without being in breach of the covenant for quiet enjoyment, to do any work or other things required therein;

(e)
to recover from the Tenant all damages, costs and expenses incurred by the Landlord as a result of any default by the Tenant including, if the Landlord terminates this Lease, any deficiency between those amounts which would have been payable by the Tenant for the portion of the Term following such termination and the net amounts actually received by the Landlord during such period of time with respect to the Premises;

(f)
to recover from the Tenant the full amount of the current month's Rent together with the next three months' instalments of Rent, all of which shall accrue on a day to day basis and shall immediately become due and payable as accelerated rent; and

(g)	to suspend the supply to the Premises of any benefit, utility or service furnished by the Landlord.

7.4         Distress

The Tenant agrees that the Landlord shall have the right to distrain for any arrears of Rent without notice to the Tenant, in addition to the other rights reserved to it. For such purpose the Landlord shall have the right to enter the Premises as agent of the Tenant either by force or otherwise without being liable for any prosecution therefor and to take possession of any goods and chattels whatever on the Premises, and to sell the same at public or private sale and apply the proceeds of such sale on account of the Rent or in satisfaction of the breach of any covenant, obligation or agreement of the Tenant under this Lease and the Tenant shall remain liable for the deficiency, if any. Notwithstanding anything contained in the Commercial Tenancies Act, or any successor legislation or other statute which may hereafter be passed to take the place of the said Act or to amend the same, none of the goods and chattels of the Tenant at any time during the continuance of the Term shall be exempt from levy by distress for Rent and the Tenant hereby waives all and every benefit that it could or might have under such Act. Upon any claim being made for such exemption by the Tenant, or on distress being made by the Landlord, this provision may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying of distress upon any such goods.

7.5          Landlord May Follow Chattels

In case of removal by the Tenant of the goods or chattels of the Tenant from the Premises, the Landlord may follow the same for thirty (30) days in the same manner as is provided for in the Commercial Tenancies Act, or any successor legislation or other statute which may hereafter be passed to take the place of the said Act or to amend the same.

7.6         Costs

(a)
The Tenant shall pay to the Landlord all damages, costs and expenses (including, without limitation, all legal fees on a solicitor and its own client basis) incurred by the Landlord in enforcing the terms of this Lease, or with respect to any matter or thing which is the obligation of the Tenant under this Lease, or in respect of which the Tenant has agreed to insure or to indemnify the Landlord plus the greater of $200 and 20% of such amount for the Landlord's overhead and administration, such amounts to be payable as Additional Rent upon demand.

(b)
Without duplication with Section 7.6(a), on each occurrence of default in the payment of Rent, the Tenant shall pay to the Landlord on demand in addition to the interest at the Interest Rate, an administration fee equal to the greater of:

(i)	Two Hundred ($200.00) Dollars; and

(ii)	two (2%) percent of the amount of Rent in default.

7.7         Survival of Obligations

The indemnity provisions of this Lease and the Landlord's rights in respect of any failure by the Tenant to perform any of its obligations under this Lease shall remain in full force and effect notwithstanding the expiration or earlier termination of the Term.

7.8         Remedies Cumulative

Notwithstanding any other provision of this Lease, the Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Tenant, either by any provision of this Lease, by statute or common law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord by statute or the general law.

7.9         Bankruptcy and Insolvency

The Tenant hereby waives any right it, or any person on its behalf, may have to disclaim, repudiate or terminate this Lease pursuant to any bankruptcy, insolvency, winding-up or other creditors' proceeding, including, without limitation, the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), and agrees that in the event of any such proceeding Landlord will comprise a separate class for voting purposes.

7.10       Remedies to Subsist

No waiver of any of Tenant's obligations under this Lease or of any of the Landlord's rights in respect of any default by Tenant hereunder shall be deemed to have occurred as a result of any condoning, overlooking or delay by the Landlord in respect of any default by the Tenant or by any other act or omission of the Landlord including, without limitation, the acceptance of any Rent less than the full amount thereof or the acceptance of any Rent after the occurrence of any default by the Tenant. The waiver by the Landlord of any default of the Tenant or of any rights of the Landlord, which shall be effected only by an express written waiver executed by the Landlord, shall not be deemed to be a waiver of any term, covenant or condition in respect of which such default or right has been waived and shall not be deemed to be a waiver of any subsequent default of the Tenant or right of the Landlord. The failure of the Landlord to insist in any case upon the strict performance of any of the terms, covenants or conditions contained in this Lease to be performed or observed by the Tenant shall not be deemed to operate as a waiver of the future strict performance or observance of such terms, covenants and conditions. The Tenant's obligations under this Lease shall survive the expiry or earlier termination of this Lease and shall remain in full force and effect until fully complied with.

7.11       Acceptance of Rent Non-Waiver

No receipt of monies by the Landlord from the Tenant after the termination of this Lease shall reinstate, continue or extend the Term, or affect any notice previously given to enforce the payment of Rent then due or thereafter falling due or operate as a waiver of the right of the Landlord to recover possession of the Premises by proper action, proceeding or other remedy; it being agreed that, after the service of a notice to cancel this Lease and after the commencement of any action, proceeding or other remedy, or after a final order or judgment for possession of the Premises, the Landlord may demand, receive and collect any monies due, or thereafter falling due without in any manner affecting such notice, action, proceeding, order or judgment; and any and all such monies so collected shall be deemed payments on account of the use and occupation of the Premises or at the election of the Landlord on account of the Tenant's liability hereunder.

7.12       Rights Against the Landlord

(a)
The obligations of and rights against the Landlord with respect to the performance or observance of any covenant, agreement or condition to be kept, observed or performed by the Landlord under or pursuant to this Lease shall be performed and satisfied and enforced only against, and recourse hereunder shall be had only against, the Project and the interest of the Landlord therein and no obligations of the Landlord with respect to the performance or observance of any covenant, agreement or condition to be kept, observed or performed by the Landlord under or pursuant to this Lease shall be personally binding on, and no recourse shall be had, judgement issued or execution or other process levied against the Landlord except to the extent that such process is necessary for the enforcement of any covenant, condition or agreement to be kept, observed or performed by the Landlord under or pursuant to this Lease.

(b)
If the Landlord at any time becomes a partnership or joint venture and the partnership or joint venture agreement in connection with such partnership or joint venture provides that only the assets of the partnership or joint venture and not the assets of the separate partners or joint venturers be available for the satisfaction of the Landlord's obligations hereunder, the Tenant acknowledges and agrees that the liability of the partners or joint venturers shall be limited accordingly, and that recourse shall not be had to the partners or joint venturers separately or to their separate assets.

7.13       Damage and Destruction

If during the Term the Building or any part thereof shall be damaged by fire, lightning, tempest, structural defect, or by the Landlord or its servants, agents or workmen or any additional perils from time to time defined and covered in the standard fire insurance broad extended coverage contract in use during the Term of this Lease, the following provisions shall have effect:

(a)
If as a result of such damage, the Premises are rendered partially unfit for occupancy by the Tenant, the Rent hereby reserved shall abate in the proportion that the part of the Premises rendered unfit for occupancy by the Tenant is of the whole of the Premises. If the Premises are rendered wholly unfit for occupancy by the Tenant, the Rent hereby reserved (including any Additional Rent) shall be suspended until the Premises have been re-built and repaired or restored.

(b)
Notwithstanding the provisions of Section (a) above, if the Building shall be incapable of being re-built, repaired or restored with reasonable diligence within one hundred and twenty (120) days of the occurrence of the damage then the Landlord or the Tenant may either of them terminate this Lease by notice in writing to the other given within thirty (30) days of the damage and on giving of such notice this Lease shall cease and determine from the date of the damage, the Tenant shall immediately surrender the premises and all interest therein to the Landlord, the Rent and Additional Rent shall be apportioned and shall be payable by the Tenant only to the date of the damage and the Landlord may re-enter and re-possess the Premises discharged of this Lease. But if within the said period of thirty (30) days neither the Tenant nor the Landlord shall give notice terminating this Lease or if within that period they shall agree not to give such notice, there upon the expiration of the thirty (30) days or upon a date agreed between the Landlord and Tenant whichever shall be the earlier, the Landlord shall with reasonable promptness proceed to repair or restore the Premises and the Rent hereby reserved (including any Additional Rent) shall be suspended until the Premises have been re-built and repaired or restored.

(c)
 If the Building is capable with reasonable diligence of being re-built, repaired or restored within one hundred and twenty (120) days of the occurrence of such damage, then the Landlord shall proceed to rebuild, restore or repair the Premises with reasonable promptness within the aforesaid one hundred and twenty (120) days plus any periods of delay caused by strikes, lockouts, slowdowns, shortages of material, availability of trades, acts of war, inclement weather or occurrences which are beyond the reasonable control of the Landlord, and the Rent shall be suspended until the Premises have been re-built, repaired or restored.

Provided, however, that nothing in this proviso contained shall in any way be deemed to affect the obligation of the Tenant to repair, maintain, replace or rebuild the Premises, as otherwise provided by the Terms of this Lease, when such work is made necessary by damage due to causes other than fire, lightning, tempest, structural defects, or of the Landlord, its servant, agents or workmen or any additional perils from time to time defined and covered in the standard fire insurance broad extended coverage contract from time to time in use during the Term. Provided further that any determination of destruction or damage or the extent of same shall be determined by an Architect and provided further that a certificate of the Landlord's architect stating the time within which any required rebuilding, repair or restoration may with reasonable diligence be completed shall be conclusive as to such time period.

Notwithstanding the foregoing, the Landlord shall have no obligation to repair either the Premises or the Building in the last six months of the Term. In the event the Landlord chooses not to repair such damage or destruction in the last six months of the Term, the Landlord may terminate this Lease by thirty (30) days notice in writing to the Tenant and on the giving of such notice this Lease shall cease and determine from the date of damage, the Tenant shall immediately surrender the Premises and all interest therein to the Landlord and Rent and Additional Rent shall be apportioned and payable by the Tenant only to the date of damage.

Notwithstanding the foregoing, the Landlord's obligation to repair herein shall be limited to the extent of insurance proceeds received by the Landlord.

7.14       Relocation

The Landlord may relocate the Premises at any time during the term with ninety (90) days written notice. The Landlord reserves the right to change the location of the Premises, provided that the rentable area of the new premises shall not be more than ten (10%) percent larger or smaller than the rentable are of the Premises unless consented to by the Tenant. If the Landlord exercises such right to relocate Tenant:

(a)
the Landlord shall endeavour to relocate the Tenant to premises of comparable size in the building having regard to available space. The Landlord covenants that such space, once agreed upon, shall be completed with Leasehold Improvements and Tenant finish of at least the same quality as existed in the Tenant's previous Premises;

(b)
should the rentable are of the premises to which the Tenant is relocated be larger or smaller than the Rentable Area of the Premises, then the Rent shall be proportionately adjusted to reflect such greater or lesser area by the ratio which such increase or decrease in area bears to the original rentable are of the Premises;

(c)
the exercise of such rights shall be without recourse by the Tenant and without any liability whatsoever to the Landlord except as specifically outlined in this section and except that the reasonable costs of such relocation shall be paid by the Landlord;

(d)
at the request of the Landlord, the Tenant shall execute and deliver a Lease of the premises to which the Tenant is relocated for the remainder of the Term, which Lease shall contain the same terms and conditions as this lease subject only to changes necessitated by this Section and an appropriate description of such premises, after which the parties shall release one another from any further obligation under this Lease.

7.15       Operation of the Project by the Landlord

Subject to the other provisions of this Lease, the Landlord or its agents will operate the Project in a reasonable manner having regard to the size, age, location and character of the Project and will maintain light, heat, ventilate and air condition the Common Areas as may be appropriate during business hours or at such other times as the Landlord may deem necessary. If there should be an interruption in any of the Building Systems that are essential to the effective operation of the Building the Landlord shall proceed with reasonable diligence to end such interruption but in no event will the Tenant be entitled to any compensation or to any abatement or repayment of Rent.

7.16       Control of the Project by the Landlord

The Landlord has at all times exclusive control of the Project and its management and operation, but not so as to deny the Tenant access to the Premises except in an emergency. Without limiting the generality of the foregoing, at any time and from time to time, the Landlord may:

(a)
close all or part of the Project to the extent necessary, in the opinion of the Landlord's legal counsel, to prevent the public or any Person from obtaining rights therein other than the rights that would ordinarily accrue to tenants in respect of their leased premises under a lease such as this;

(b)
retain contractors and employ all personnel, including supervisory personnel and managers, that the Landlord considers necessary for the effective maintenance, repair, operation, administration or management of the Project;

(c)
temporarily obstruct or close off all or any part of the Project (except the Premises) or the Common Areas for the purpose of maintenance, repair, replacement or construction of any component or phase of the Project;

(d)	make, modify and terminate agreements pertaining to the use, maintenance, repair, operation, administration and management of all or any part of the Project, and the Common Areas;

(e)	assume control of cables and other telecommunications equipment in or on the Project and designate them as part of the Building Systems or the Common Areas;

(f)	impose or permit to be imposed reasonable charges upon any Person, including the general public, for the use of parking facilities that may at any time be part of the Common Areas;

(g)	erect or construct installations, permanent or otherwise, in or on the Common Areas, and erect temporary scaffolds and other constructions aids in or on the Common Areas; or

(h)	do and perform such other acts in and to the Project or its component parts as the Landlord determines to be advisable for the proper and efficient operation of the Project.

7.17       Landlord's Alterations

At any time and from time to time, the Landlord may:

(a)	dedicate or convey portions of the Project to any governmental or public authority or other Person and grant easements, rights-of-way, restrictive covenants or other interests in the Project;

(b)
construct in, on or adjoining the Project (including, for greater certainty, on the Lands and Adjacent Lands) such other buildings, structures, or improvements as it deems appropriate in its absolute discretion and make alterations or additions to, or change the location of, or reduce, relocate or rearrange any part of any buildings, facilities, improvements, internal roadways, means of ingress and egress, and areas from time to time in, on or forming part of the Project, other than the Premises, but including, without limitation, the Common Areas, or permit any such action to be taken;

(c)	change the arrangement or use of the Project or any part of it;

(d)
enter upon or permit any other Person to enter upon the Project, or any part thereof, in connection with the construction, operation, repair, or maintenance of any structures, improvements, facilities or appurtenances that have been or are being constructed on the Adjacent Lands;

(e)
integrate with or attach to the Project, or any part thereof (including the Building), any structures, improvements, facilities or appurtenances that have been or are being constructed on the Adjacent Lands; or

(f)
the Tenant acknowledges that the Landlord and any persons authorized by the Landlord may install, maintain and repair pipes, wires and other conduits or facilities through the Common Areas and the Premises.

All Common Areas shall at all times be subject to the exclusive control and management of the Landlord or as the Landlord may direct from time to time. The Tenant shall cooperate with the Landlord in any of its programmes to improve or make more efficient the operation of the Building and the Project.

7.18       Interruption or Delay of Services

The Landlord may slow down, reduce, interrupt, delay, or shut down any of the services outlined in this Lease in order to make repairs, maintain or alter any equipment or parts of the Building. The Landlord shall not be liable for any damages, costs, expenses, demands, losses, suits or claims direct or indirect or consequential, resulting from or contributed to by any slow down, reduction, interruption, delay, cessation in or availability or supply of any utilities or heating, ventilating, air conditioning and humidity control or other Building Systems and the Tenant shall indemnify the Landlord and the Released Persons against any such claims, including without limitation, damages for personal discomfort or illness of the Tenant or any persons permitted by it to be on the Premises:

7.19       Nuisance

(a)
The Tenant shall not commit or permit any waste or damage to the Premises or the Project, or commit, permit, suffer or allow anything which may disturb the quiet enjoyment of, be a nuisance to, be offensive to, or annoy any occupant of the Project or the Landlord or which may interfere with the operation of the Project. The Tenant will not cause or permit, suffer or allow any nuisance or hazard in or about the Premises and Tenant will not permit the storage of any Hazardous Substances or permit, suffer or allow any discharge or release of Hazardous Substances in or about the Premises or the Project and will keep the Premises free of Hazardous Substances, debris, trash, rodents, vermin and anything of a dangerous, noxious or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat or any noxious or strong noises or odours or anything which may disturb the enjoyment of the Building and the Common Areas by customers and other tenants of the Building.

(b)
The Tenant shall ensure that its Leasehold Improvements, trade fixtures or other equipment do not disrupt, adversely affect, or interfere with providers of telecommunication services in the Building or with any other tenant's or occupant's use or operation of communications, computer or other equipment or facilities in the Building. Should such disruption, adverse effect or interference occur, the Tenant shall immediately cease operation of the relevant facilities or equipment, and the Tenant shall immediately take steps to remedy, remove or desist from any activity, equipment or goods or conditions on or emanating from the Premises to which the Landlord objects. Without limiting the generality of the foregoing the Tenant shall not use, suffer, allow or permit (i) the use of any equipment or device such as, without limitation, loudspeakers, stereos, public address systems, sound amplifiers, radios or televisions which is in any manner audible, visible or receivable outside of the Premises or which could interfere with any communications or other systems or equipment outside the Premises; (ii) noxious or strong odours to permeate outside the Premises; (iii) boot trays or other items to be placed outside the Premises; (iv) any obstruction of any Common Areas or use or permit to be used any Common Areas for other than their intended purposes; (v) any equipment, goods or material whatsoever to be placed or stored anywhere in or on the Common Areas, including without limitation on the loading docks and other outside areas adjacent to the Premises; (vi) place anything on the roof of the Building or go on to the roof of the Building for any purpose whatsoever, in each case without the prior written consent of the Landlord which may be arbitrarily withheld or withdrawn on 24 hours notice to the Tenant.

(c)
 The Tenant shall be solely responsible for any Hazardous Substance at any time affecting the Premises resulting from any act or omission of the Tenant or any other person on the Premises or any activity or substance on the Premises during the Term, and any period prior to the Term during which the Premises were used or occupied by or under the control of the Tenant, and shall be responsible for the clean-up and removal of any of the same and any damages caused by the occurrence, clean-up or removal of any of the same, and the Tenant shall indemnify the Landlord and the Released Persons in respect thereof.

7.20       Expropriation

If the whole of the Premises shall be expropriated for any public or quasi-public use or purpose, then at the Landlord's option, the Term of this Lease shall cease and terminate upon possession being required and all rental shall be paid up to that date and the Tenant shall have no claim against the Landlord for the value of any unexpired term of this Lease or for damages or for any reason whatsoever. In the event that either any part of the Premises or at least fifty percent (50%) of the Common Area shall be acquired or expropriated as aforesaid, then the Landlord shall have the right within one hundred and twenty (120) days next following such expropriation to cancel and terminate this Lease by notice in writing. In such events, the Term of this Lease shall cease and terminate as of the date actual physical possession shall be taken and all rentals and charges shall be paid up to that date and the Tenant shall have no claim against the Landlord for the value of any unexpired term of this lease or for damages or for any reason whatsoever. The Tenant shall not in any event be entitled to recover the whole or any part of any compensation received by the Landlord from any expropriating authority.

7.21       Condonation Not Deemed Waiver of Default

Failure by the Landlord to require performance of any term, covenant and condition herein contained shall not be deemed to be a waiver of such term, covenant or condition of any subsequent breach of the same or of any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by the Landlord shall not be deemed to be a waiver of any preceding breach by the Tenant of any term, covenant and condition of this Lease, other than the failure of the Tenant to pay the particular Rental so accepted, regardless of the Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No covenant, term or condition of this Lease shall be deemed to have been waived by the Landlord unless such a waiver is in writing by the Landlord.

7.22       Accord and Satisfaction

No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement of any cheque or any letter accompanying any cheque or payment as Rent be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

7.23       Overdue Payments

In the event that any payments required to be made by the Tenant to the Landlord hereunder are not paid when due, then interest at the rate of five (5%) percent per annum above the then current prime interest rate, calculated monthly, and not in advance, from the date when such overdue amounts were due to the date when such overdue amounts are paid (or the highest rate legally permissible at such time if such legally permissible rate is less than five (5%) percent per annum above the then current prime interest rate, calculated monthly, not in advance, at such time) shall be payable by the Tenant to the Landlord, and such interest shall be collected as Additional Rent with the next installment of Rent thereafter falling due hereunder, or at the time the overdue amounts are paid, whichever is the earlier, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder or limit any other remedy of the Landlord.

7.24       Pre-authorized Debit Plan and Post-Dated Cheques

The Tenant shall pay the monthly fixed Minimum Rent and the monthly payment of estimated Additional Rent by way of the Landlord's pre-authorized debit plan. The Tenant covenants and agrees to execute any and all documents necessary in order for the Landlord to implement the pre-authorized debit plan. At the sole option of the Landlord, the Landlord may allow the Tenant to give to the Landlord post-dated monthly cheques for the Lease Year, each in an amount equal to the total of the monthly fixed Minimum Rent and the monthly payment of estimated Additional Rent, which post-dated cheques are to be deposited with the Landlord on or before the commencement of each Lease Year.

7.25  Intentionally Deleted

7.26  Landlord's Consent

Wherever the Landlord's consent is required to be given under or wherever the Landlord must approve any act or performance by the Tenant, such consent or approval, as the case may be, shall be given in writing by the Landlord before the same shall be deemed to be effective.

7.27       Notices

Any notice or delivery to be given or made hereunder shall be sufficiently given or made if mailed or sent via electronic facsimile to the Landlord at Mobius Management Inc., 1858 Avenue Road, Suite 200, Toronto, Ontario, M5M 3Z5 and to the Tenant at the municipal address of the Premises, 100 York Blvd., Suite 600, Richmond Hill, Ontario, L4B 1J8. If notice is mailed then the notice shall be sent by prepaid registered mail. Notice shall be deemed to have been given or made on the day following the date of mailing; if sent via facsimile prior to 4:59 p.m. notice shall be deemed sent that day (provided such day is a business day) and if sent via facsimile after 4:59 p.m. notice shall be deemed to be sent the next day (provided such day is a business day) and any communication sent after that time or on a day which is not a business day shall be deemed to have been duly given and received on the next business day; provided that either party may change its address by written notice to the other and in such event this Section shall be deemed to be amended accordingly. The word "notice" in this Section shall be deemed to include any request, statement or other writing in this Lease provided or permitted to be given by the Landlord to the Tenant or by the Tenant to the Landlord.

7.28       Registration of Lease

The Tenant shall not register this Lease on title to the Lands without the written consent of the Landlord, which consent may be arbitrarily withheld. However, the Tenant may register after the Commencement Date, a short form notice of lease in a form satisfactory to the Landlord's solicitors, acting reasonably.

7.29       Measurements

The rentable area of the Premises is the certified area set forth on Schedule A. The area of the Premises has been certified by the Landlord's space planner in accordance with the American Natural Standard Method for Measuring Floor Area in Office Buildings (ANSI Z65.1 - 1996) (BOMA) as may be updated from time to time. Any certificate by the Landlord's architect or space planner shall be final and binding on the parties.

7.30       Force Majeure

Whenever and to the extent that the Landlord shall be unable to fulfil, or shall be delayed or restricted in fulfilling any obligation hereunder, including without limitation in respect of the supply or provision of any heating, service or utility or the making of any repairs, by any cause beyond its reasonable control, the Landlord shall be relieved from the fulfilment of such obligation during the period during which it shall be so unable to fulfil or shall be so delayed or restricted in fulfilling such obligation. Notwithstanding anything herein contained, the provisions of this Section shall not operate to excuse the Tenant from the prompt payment of fixed Minimum Rent, Additional Rent or any other payments required by the terms of this Lease, nor entitle the Tenant to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

7.31       Rules and Regulations

The rules and regulations adopted and promulgated by the Landlord from time to time and listed on Schedule B attached hereto are hereby made a part of this Lease, and the Tenant agrees to comply with and observe the same. The Tenant's failure to keep and observe such rules and regulations shall constitute a breach of this Lease as if the same were contained therein as covenants. The Landlord reserves the right from time to time to amend or supplement such rules and regulations and to adopt and promulgate additional rules and regulations applicable to the Premises, the Building, the Common Areas, or any or all of them. Notice of such rules and regulations and amendments and supplements, if any, shall be given to the Tenant, and the Tenant agrees thereupon to comply therewith, provided that no rule or regulation shall contradict any provision of this Lease. The Landlord shall not be responsible to the Tenant for non-observance or violation of the provisions of such rules and regulations or of the terms of any other lease of premises in the Building and the Landlord shall be under no obligation to enforce any such provisions.

7.32       Governing Law

This Lease is to be governed by and construed according to the laws of the Province of Ontario.

7.33       Partial Invalidity

If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease and/or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be separately valid and enforceable to the fullest extent permitted by law.

7.34       Captions and Numbers

The captions, Sections or section numbers, and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections, Sections or articles of this Lease, nor in any way affect this Lease.

7.35       Waivers

No waiver by either party of any breach by the other party of any of its covenants, obligations and agreements under this Lease shall be a waiver of any subsequent breach or of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such, or any subsequent breach.

7.36       Parties Bound

This Lease and anything herein contained shall extend to, bind and enure to the benefit of the successors and assigns of each of the parties hereto, subject to the consent of the Landlord being obtained, as provided in this Lease, to any assignment or sublease by the Tenant, and where there is more than one (1) Landlord or Tenant, or where the Landlord or Tenant is a male, female, a partnership or a corporation, the provisions herein shall be read with all grammatical changes thereby rendered necessary. All covenants herein contained shall be deemed joint and several and all rights and powers reserved to the Landlord may be exercised either by the Landlord or its agents or representatives.

7.37       Transfers by Landlord

The Landlord, at any time and from time to time, may sell, transfer, lease, assign or otherwise dispose of the whole or any part of its interest in the Building, and at any time and from time to time, may enter into any mortgage of the whole or any part of its interest in the Building: and, except in the case of any such mortgage and other than any lease of other premises in the Building, the Landlord shall be released from all of its covenants, obligations and agreements under this Lease.

7.38       No Release

No neglect or forbearance of the Landlord in endeavouring to obtain payment of the Rent reserved herein or other payments required to be made under the provisions of this Lease as and when they become due, no delay of the Landlord in taking any steps to enforce performance or observance of the several covenants, provisos or conditions contained in this Lease to be performed, or observed by the Tenant, no extension or extensions of time which may be given by the Landlord from time to time to the Tenant, and no other act or failure to act of or by the Landlord shall release, discharge or in any other way reduce the obligations of the Guarantor under its covenants contained in this Article.

7.39       Entire Agreement

This Lease and the schedules and exhibits, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and undertakings between the Landlord and the Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or representations, either oral or written, between them other than as are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless reduced to writing and signed by them.

7.40       Demolition

Notwithstanding any other provision of this Lease, the Landlord may terminate the Lease at any time during the Term if the Landlord decides to demolish, alter or renovate the Building. The Landlord will give the Tenant not less than six (6) months notice of termination of the Lease pursuant to this provision. The six (6) months' notice specified above need not expire at the end of any year or at the end of any month, and if the day fixed for termination of the Lease expires on some day other than the last day of a month, the Rent for such month shall be apportioned on a per diem basis for the broken period.

7.41       Environmental Laws

(a)
For the purpose of this Lease "Environmental Laws" shall mean all applicable federal, provincial, municipal or local laws, statutes, regulations, by-laws and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, relating to the protection of the environment, human health and hazardous substances.

(b)	The Tenant represents and warrants that it has inspected the Premises and is satisfied with its condition.

(c)
The Tenant represents and warrants that there are no judgments, decrees or orders outstanding and no litigation or administrative, arbitrable, or governmental or quasi-governmental proceedings or enquiries pending or, to the best of the Tenant's knowledge, threatened against or related to, in whole or in part, the Tenant, including, without limitation, those relating to Environmental Laws.

(d)
The Tenant will carry on business upon and with respect to the Premises in compliance with all permits, licences, registrations and approvals necessary to carry on its business, including, without limitation, all applicable environmental permits, licenses, consents, approvals, orders and authorizations as required under applicable Environmental Laws.

(e)
The business which the Tenant intends to conduct upon and with respect to the Premises is not in breach of any applicable covenant, restriction or Environmental Laws currently in force. The Tenant covenants with the Landlord that it will not bring upon, permit or use any substances, defined or designated as a hazardous or toxic waste, hazardous or toxic material, a hazardous, toxic or radioactive substance or other similar term, by any applicable federal, provincial, municipal or local statute, regulation, by-laws or ordinance now or hereafter in effect, or any substance or materials, the use or disposition of which is regulated by any such state, regulation, by-law or ordinance (hereinafter called "Hazardous Substances") in, on or under the Premises and the Tenant will promptly comply with all statutes, regulations, by-laws, and ordinances, and with all orders, decrees or judgments of governmental authorities of courts having jurisdiction, relating to the use, collection, storage treatment, control, removal or clean up of Hazardous Substances in, on or under the Premises, or incorporated in any Tenant's improvements thereof.

(f)
The Landlord may, but shall not be obligated to, enter upon the Premises and take such actions and incur such costs and expenses to effect such compliance as it deems advisable and the Tenant shall reimburse the Landlord on demand for the full amount of all costs and expenses incurred by the Landlord in connection with such compliance activities.

(g)
The Tenant will indemnify and hold the Landlord harmless against any losses, damages, costs, expenses and liabilities suffered or incurred by the Landlord by reason of a breach of any of the covenants aforesaid or relating to the activities of the Tenant upon or with respect to the Premises which indemnity shall survive any surrender or termination of the Lease. The Landlord represents and warrants that at the commencement of the term, the premises will not contain any toxic waste or hazardous substances or any other environmentally offensive materials.

(h)
If the Tenant receives any notice, citation, summons or order or learns of any complaint which has been filed with respect to the business carried on by the Tenant on the Premises concerning any alleged violation of any Environmental Laws or with respect to alleged failure to have any environmental permits or approvals required in connection with the conduct of its business, or any alleged violation with respect to compliance with the terms or conditions of any environmental permits or approvals in connection with the conduct of its business, the Tenant shall forthwith notify the Landlord thereof in writing.

(i)	On the termination of this Lease for any reason the Tenant will surrender the Premises to the Landlord in the condition in which they are required by this Lease to be kept by the Tenant.

(j)
 The Tenant acknowledges and agrees that the Landlord may cause periodic environmental inspections of the Premises to ensure that the Tenant is complying with the environmental requirements of all governmental authorities having jurisdiction and the cost of said environmental inspections incurred by the Landlord shall be charged and paid for by the Tenant upon demand.

ARTICLE 8
SPECIAL PROVISIONS

8.1         Minimum Rent Free Period

Provided the Tenant is Polar Wireless Inc., is itself in occupation of and conducting business in the whole of the Premises and is not in default under the terms of this Lease, the Tenant shall not be required to pay Minimum Rent for the first two (2) months of the initial Term only, commencing on the Commencement Date. For clarity, during such Minimum Rent free period, all other provisions of this Lease shall apply and the Tenant continues to be obligated to pay all rent other than Minimum Rent. If this Lease is disclaimed pursuant to Section 65.2(1) of the Bankruptcy and Insolvency Act as, amended or replaced from time to time (the "Act"), then for the purposes of Section 65.2(4) of the Act, the Tenant's obligation to pay Minimum Rent for the whole of the Minimum Rent-Free Period will be deemed to have been reinstated effective as of the day before the effective date of the disclaimer of the Lease, and the rate of Minimum Rent payable under the Lease shall be deemed to be the aggregate of (i) the Minimum Rent payable under Section 3.1 of this Lease, plus (ii) any Minimum Rent that the Tenant shall have not paid during such portion of the Minimum Rent-Free Period as shall have elapsed prior to the disclaimer.

8.2         Option to Extend

If the Tenant is not in material default, the Landlord shall, upon the written request of the Tenant given to the Landlord at least six (6) months prior to the termination date of the Term, grant to the Tenant an extension of the Term for a further period of five (5) years commencing on the first day of December 2016 to and including November 30, 2021 (the "Extension Term"), on the same terms and conditions as are otherwise set out in this Lease, save and except as to a further right of extension, and save and except as to the Minimum Rent payable during the Extension Term. The Minimum Rent payable during the Extension Term shall be the market rent for similar premises as agreed upon between the Landlord and Tenant and if not agreed to between the Landlord and Tenant at least sixty (60) days prior to the end of the Term, be determined by arbitration, to determine the current market rent upon application by either the Landlord or Tenant, pursuant to the provisions of the Arbitrations Act (Ontario), or any successor statute thereof then in force. Until such time as the Minimum Rent payable during the Extension Term is agreed between the Landlord and Tenant or until such time as the arbitrator delivers his decision, the Tenant shall pay to the Landlord 150% of the Minimum Rent payable by the Tenant immediately prior to the end of the original Term, as set forth in this Lease.

8.3         Landlord's Work

In accordance with the Building standard and in a good and workman like manner, the Landlord shall perform the following work (the "Landlord's Work") prior to the commencement of the Tenant's early occupancy period pursuant to Section 2.5. In the event the Landlord's Work is not substantially completed by May 15, 2010, then the Commencement Date (and the Minimum Rent free period set out in Section 8.1) shall be adjusted accordingly:

Ensure the HVAC is in good working order
Replace any damaged or discoloured ceiling tiles within the Premises Ensure the existing lighting is in good working order
Ensure all electrical outlets are in good working order
Ensure the Premises are demised with a full demising wall to the underslab around the Premises, to fire and building code;
Install new carpet within the Premises in a colour to be chosen by the

Tenant from the Landlord's samples, using the Landlord's 28 ounce building standard carpet; Paint the Premises in a colour to be chosen by the Tenant; Relocate wall as outlined on Schedule C;
Construct two (2) walls with door entrances as indicated on Schedule C (oak doors and frames).

8.4         Tenant's Work

The Tenant will complete all work, other than Landlord's Work, necessary to ready the Premises for its occupancy (the "Tenant's Work"), including but not limited to internal partitions and fixtures, together with the cost of any modifications to the ceiling, lights, sprinkler systems, plumbing, HVAC system or other security required by its occupancy. All of the mechanical, electrical and sprinkler modifications must be done by the Landlord's contractor, at the Tenant's expense. All Tenant's Work shall be subject to the Landlord's prior approval, such approval not to be unreasonably withheld or delayed (except in the case of any work affecting the Building Systems or Structure) and the Tenant shall provide the Landlord with plans of the Tenant's Work for the Landlord's approval prior to commencement thereof.

8.5         Fire Suppression System

The Tenant shall have the right to install, at its cost, a "dry" fire suppression system (Fire Suppression System") in the room to be utilized as a "server" room within the Premises. Prior to the installation of the Fire Suppression System, the Tenant shall obtain all approvals and permits from authorities having jurisdiction required for the installation, operation and maintenance thereof and Tenant shall submit to the Landlord with the respective plans and specifications, proof of such approvals and permits having been obtained. The Landlord and the Tenant shall enter into a separate agreement to document the installation of the Fire Suppression System, including additional and ongoing maintenance/inspection fees, if any, payable by the Tenant associated therewith.

8.6         Generator

The Tenant shall have the right to install, at its cost (including any required structural drawings), a natural gas or similar generator (the "Generator") on the roof of the Building subject to the Landlord's approval and the Rules and Regulations (including any required structural work to be done). The Tenant has provided to the Landlord the specifications of the Generator, for the Landlord's review and approval as to the size, design, location and method of installation, such approval not be unreasonably withheld or delayed. The Landlord and Tenant shall enter into a separate agreement to document the installation of the Generator, including additional and ongoing maintenance/inspection fees, if any, payable by the Tenant associated therewith. The Tenant acknowledges and understands that there is no natural gas running to the Building.

Landlord agrees that the Tenant may use propane or other types of fuel instead of natural gas, as required, subject to compliance with Applicable Laws.

IN WITNESS WHEREOF the parties hereto have signed and sealed this Lease as of the day, month and year set forth in Schedule A.

LANDLORD'S SIGNATURE

MOBIUS MANAGEMENT INC., as agent for and on behalf of CANADA MORTGAGE AND HOUSING CORPORATION

Per:	/s/ B. Godfrey
B. Godfrey
President

Per:	/s/
Name
Title

I/We have authority to bind the Corporation

TENANT'S SIGNATURE

POLAR WIRELESS INC.

Per:	/s/ Shane Carroll
Shane G. Carroll

I/We have authority to bind the Corporation

This Schedule is a summary of the essential terms. For details of the terms referred to below, recourse should be had to the balance of the Lease

	Date:	April 5, 2010
	Tenant:	Polar Wireless Inc.
	Indemnifier:	N/A
Section 1.1	Lands:	100 York Boulevard, Richmond Hill, Ontario, L4B 1J8, and described in Schedule C.
Section 1.2	Premises:	Suite 600, being certified as 8,631 square feet of rentable area on the 6th floor of the Building in the approximate location shown hatched on Schedule C
Section 2.2	Term:	Six (6) years commencing on December 1, 2010 and ending on November 30, 2016.
Section 3.1	Minimum Rent:
(a)        Subject to Section 8.1, during the period commencing on December 1, 2010 to and including November 30, 2011, the sum of $94,941.00 per annum, payable in equal monthly instalments of $7,911.75 in advance on the first day of each month, calculated on the basis of $11.00 per square foot per annum of the rentable area of the Premises.

(b)         During the period commencing on December 1, 2011 to and including November 30, 2013, the sum of $99,256.50 per annum, payable in equal monthly instalments of $8,271.38 in advance on the first day of each month, calculated on the basis of $11.50 per square foot per annum of the rentable area of the Premises.

(c)         During the period commencing on December 1, 2013 to and including November 30, 2016, the sum of $103,572.00 per annum, payable in equal monthly instalments of $8,631.00 in advance on the first day of each month, calculated on the basis of $12.00 per square foot per annum of the rentable area of the Premises.

Provided that if the commencement date of the Term of this Lease is on a day other than the first day of the calendar month, then the Tenant shall pay, upon such commencement date, a portion of the fixed Minimum Rent, and the Additional Rent, pro-rated on a per diem basis from such commencement date to the end of the month In which the commencement date occurs, based upon a period of three hundred and sixty-five (365) days.

Section 3.2	Deposit	$35,494.99 including Sales Tax
Section 4.6	Directory Board:	The Landlord, at its expense, shall install the reasonable operating name chosen by the Tenant on the Building directory board.
Section 5.1	Use:	General business offices and directly related uses permitted under Applicable Laws.
Section 5.29	Parking:
The Tenant and its customers shall also be entitled to the non-exclusive use, on a first come first serve basis of the surface parking lot for the Project on a basis of three (3) spaces per one thousand (1,000) square feet of leased Rentable Area.

Section 6.4	After Business Hours HVAC:
If the Tenant requests the provision of processed air outside Business Hours, the Landlord shall provide such processed air at the Tenant's cost determined in accordance with the Landlord's standard rate Schedule for such additional service in effect from time to time.

Section 8.1	Minimum Rent Free Period:	The Tenant shall not be required to pay Minimum Rent for the first two (2) months of the Term.
Section 8.2	Option to Extend:
If the Tenant is not in material default, the Landlord shall, upon the written request of the Tenant given to the Landlord at least six (6) months prior to the termination date of the Term, grant to the Tenant an extension of the Term of the lease of the Premises for a further period of five (5) years.

Section 8.5	Fire Suppression System:	The Tenant shall have the right to install, at its cost, a "dry" fire suppression system (Fire Suppression System") in the room to be utilized as a "server" room within the Premises.
Section 8.6	Generator:
The Tenant shall have the right to install, at its cost (including any required structural drawings), a natural gas or similar generator (the "Generator") on the roof of the Building subject to the Landlord's approval and the Rules and Regulations (including any required structural work to be done).

Schedule D	Definitions:	Terms not defined in the main portion of the Lease are defined in Schedule D.

RULES AND REGULATIONS

1.           Life Safety

(a)
If any emergency situation arises the Tenant shall cause all occupants of the Premises to vacate the Building if directed to do so by the Landlord or any public authority, in the manner prescribed by the Landlord or such public authority.

(b)
No inflammable, explosive or dangerous materials shall be stored or used in the Premises and the Tenant shall not do, or omit to do, anything which may in any way breach Applicable Laws, increase the risk of fire or obstruct or interfere with the rights of other occupants of the Project.

2.           Security

(a)
The Landlord may require that any Person entering and leaving the Building at any time other than Business Hours identify himself and satisfy security measures prescribed by the Landlord from time to time. The Landlord may prevent any Person from entering the Premises unless that Person possesses a key, pass or other authorization satisfactory to the Landlord, and may prevent any Person removing any goods therefrom without written authorization. The Landlord may institute a photo-identification or other security system, in which case identification cards or other necessary security devices must be obtained from the Landlord at the expense of the Tenant.

(b)
All entrance doors to the Premises must be kept locked when the Premises are not in use. Except as provided for below, all locks within the Premises and on the access doors to the Premises will permit access by the Landlord's master key or access cards. The Tenant shall not install any locks, bolts or other security devices affecting access to the Premises, or any part thereof, without the Landlord's prior written consent, which may be granted on a conditional basis. No change may be made to existing locks or locking mechanism within the Premises or on the access doors to the Premises without the Landlord's consent and co-ordination.

3.           Housekeeping

(a)	The Tenant shall keep the Premises tidy and free from rubbish, which shall be deposited in receptacles designated by the Landlord for waste.

(b)
The entrance, lobbies, elevators, staircases and other such facilities of the Building shall be used only for access to the Premises; the Tenant shall not obstruct or damage such facilities, or permit them to be obstructed or damaged by its agents, employees, officers, invitees or others under its control.

(c)	The Tenant shall not obstruct access to main ducts, janitor and electrical closets and other Building Systems.

(d)
The Tenant shall, at its expense and at such reasonable intervals as the Landlord requires, exercise such pest control measures as directed by the Landlord using contractors designated by the Landlord, failing which the Landlord shall have the right, at its option, to exercise such pest control measures for the Premises, at the expense of the Tenant.

(e)
The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting from misuse shall be repaired at the cost of the Tenant by whom or by whose agents, servants or employees the same is caused. Tenants shall not let the water run unless it is in actual use, and shall not deface or mark any part of the Building, or drive nails, spikes, hooks or screws into the walls or woodwork of the Building.

4.           Receiving, Shipping, Movement of Articles

(a)
No equipment, safe or other items in excess of seven hundred and fifty (750) pounds shall be moved by or for the Tenant except with the prior written consent of the Landlord, which may be arbitrarily withheld. Any such item shall be moved upon the appropriate steel-bearing plates, skids, or platforms, subject always to direction by the Landlord, and shall take place at such times and by such Persons as the Landlord shall have approved.

(b)
No equipment, freight, office materials or supplies, furnishings or bulky matter shall be moved in or out of the Premises or carried on the escalators or elevators of the Building except during such hours as the Landlord shall have approved. The service elevators in the Building shall not be used for the movement of any such item without the prior written consent of the Landlord and shall be left in clean condition following use. Hand trucks and similar appliances shall be equipped with rubber tires, rubber bumpers and other safeguards approved by the Landlord, and shall be used only by prior arrangement with the Landlord.

(c)
In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaid at the expense of the Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur between 6:00 p.m. and 8:00 a.m. or any other time consented to by the Landlord and the persons employed to move the same in and out of the Building must be acceptable to the Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. The Tenant shall pay, as Additional Service, any costs incurred by the Landlord in connection with the moving of the Tenant's equipment, furniture, etc.

(d)
The Tenant shall receive, ship and take delivery of, and require shippers and others to deliver and take delivery of, equipment, freight, office materials and supplies, and furnishings only through the appropriate service and delivery facilities and elevators provided in the Building and subject to such further regulations as the Landlord may from time to time impose.

5.           Prevention of Injury to Premises

(a)	The Tenant shall not misuse or damage the Premises or any of the improvements or facilities therein, or unreasonably deface or mark any walls or other parts of the Premises.

(b)
The Tenant shall not: (i) install or use any radio, television or other similar device in the Premises which may in any manner constitute a disturbance or an annoyance to any other tenant or occupant in the Project, (ii) install in the Premises or elsewhere in the Project any transmitting radio communications equipment without the Landlord's prior written consent; or (iii) operate an electrical device from which may emanate electrical waves that may interfere with or impair radio or television broadcasting or reception from or in the Project. The Tenant shall not in any case erect or cause to be erected any satellite dishes or aerial anywhere on or in the Project.

6.           Windows

(a)
No curtains, blinds or other window coverings shall be installed by the Tenant without the prior written consent of the Landlord. Window coverings that are installed shall comply with the uniform scheme of the Building.

(b)
The Tenant shall not interfere with any window coverings installed upon exterior windows of the Building, and shall close such window coverings during such hours as the Landlord may require, and shall not install or operate any interior window coverings installed by the Tenant so as to interfere with the exterior appearances of the Building or the climate control system of the Building.

(c)
Nothing shall be placed on the outside of window sills or projections of the Premises, nor shall the Tenant place any air-conditioning unit or any other equipment or projection so that it will project out from the Premises. The Tenant may not install air-conditioning equipment of any kind in any part of the Premises without the prior written consent of the Landlord.

(d)
All glass and trimmings in, upon or about the doors and windows of the Premises shall be kept whole, and whenever any part thereof shall become broken, the same shall be immediately replaced or repaired under the direction and to the satisfaction of the Landlord and shall be paid for by the Tenant as Additional Rent.

7.           Washrooms

The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substance shall be placed therein. The Tenant shall be responsible for any damages resulting from misuse caused by it or by its agents, employees, officers, licensees or invitees. The Tenant shall not let the water run unless it is then being used. The Tenant shall immediately notify the Landlord of any damage to the water closets and other water apparatus.

8.           Use of Premises

(a)
No cooking or preparation of food which requires venting or produces odours shall be permitted in the Premises and no electrical apparatus likely to cause overloading of electrical circuits shall be used therein.

(b)
The Tenant shall not use or permit use of the Premises in such manner as to create any noises or odours objectionable or offensive to the Landlord or any other tenant or occupant of the Project or other nuisance or hazard or to breach the provisions of Applicable Laws or any requirement of the insurers of the Project.

(c)	No Person shall use the Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

(d)
No musical instruments or sound producing equipment or amplifiers which may be heard outside the Premises shall be played or operated on the Premises. The Tenant shall not use or permit the use of any objectionable advertising medium such as without limitation, loud speakers, stereos, public address systems, sound amplifiers, radio broadcast or television apparatus within the Building which is in any manner audible or visible outside of the Premises.

(e)	No animals, birds or reptiles shall be brought into the Building nor suffered, allowed or permitted in the Premises.

(f)
The Tenant shall not mark, drill into, bore or cut or in any way damage or deface the walls, ceilings, or floors of the Premises. No wires, pipes, conduits, telephonic, telegraphic, electronic wire service or other connections shall be installed in the Premises without the prior written approval of the Landlord.

(g)	The Tenant shall not use any janitor, telephone or electrical closets for anything other than their originally intended purposes nor shall it install any of its equipment in such spaces.

(h)	No public or private auction or other similar type of sale of any goods, wares or merchandise shall be conducted in or from the Premises.

(i)	No inflammable oils or other inflammable, dangerous or explosive materials shall be brought into the Building or kept or permitted to be kept in the Premises.

9.           Canvassing, Soliciting, Peddling

The Tenant shall not perform, patronize or permit anyone under its control to perform any canvassing, soliciting or peddling in or on the Project and shall not install in the Premises any machines vending or dispensing refreshments or merchandising, except with the prior written consent of the Landlord.

10.           Bicycles

Bicycles or other vehicles shall not be brought or left in or upon any part of the Project except in such area or areas as are designated by the Landlord from time to time.

11.           Signs

If pursuant to Section 4.6 of the Lease the Tenant is permitted to erect, affix or install any sign or lettering which may be seen outside the Premises it shall at its own expense erect and maintain in good condition and repair any such sign or lettering and shall observe and comply with Applicable Laws, including the payment of license or other fees.

12.           Access

Any persons requiring access to telephone rooms or closets may be required to show proof that they have authority to access such space.

13.           General

These rules and regulations, together with all amendments, deletions and additions, are not necessarily intended for uniform application, but may be waived in whole or in part in respect of other tenants or occupants of the Project without affecting their enforceability with respect to the Tenant and the Premises, and may be waived in whole or in part with respect to the Premises without waiving them as to future application to the Premises. The imposition of such rules and regulations shall not create or imply any obligation of the Landlord to enforce them or create any liability of the Landlord for any such lack of enforcement.

 SCHEDULE C

SITE PLAN AND LEGAL DESCRIPTION

PIN 03125-0187(LT)

Part Block 2, Plan 65M-2287, being Parts 5, 6, 7, 8, 9 and 10, Plan 65R-19645, subject to and together with easements.

SCHEDULE D

DEFINITIONS

"Accounting Period" means a calendar year or such other accounting period as the Landlord may adopt from time to time for the Building.

"Adjacent Lands" means the following properties:

(a)	115 York Boulevard

Legal Description:

PIN 03125-0143(LT)

Parcel 1-5, Section 65M-2287

Firstly: Part Block 2, Plan 65M-2287 - being Part 4, Plan 65R-8129, except Part 2, Plan 65R-I0455 and Part 6, Plan 65R-10572 s/t & t/w easements

Secondly: Part Block 2, Plan 65M-2287 being Parts 1, 2 & 3, Plan 65R-7819, except Parts 3, 4 & 5, Plan 65R-10455 and Parts 1, 7 and 10-13, Plan 65R-10572 and Parts 2 & 3, Plan 65R-16191, s/t & t/w easements being the whole of the said PIN.

(b)	125-135 York Boulevard

Legal Description:

PIN 03125-0189(LT) Part Block 2, Plan 65M-2287- being Part 13, Plan 65R-19645 s/t & t/w easements being the whole of the said PIN.

(c)	140 York Boulevard

Legal Description:

PIN 03125-0188(LT) Part Block 2, Plan 65M-2287- being Parts 11 & 12, Plan 65R- 19645 s/t & t/w easements being the whole of the said PIN.

"Additional Rent" means all amounts in addition to Minimum Rent payable by the Tenant to the Landlord pursuant to this Lease.

"Alterations" means any alterations, improvement, Leasehold Improvements, repairs or replacements to the Premises or the Project.

"Building Systems" means:

(a)
the HVAC System and all other systems, services, installations and facilities from time to time installed in or servicing the Building (or any portion thereof), including, but not limited to, the elevators and escalators and the following systems, services, installations and facilities: mechanical (including plumbing, sprinkler, drainage and sewage), electrical and other utilities, communications, lighting, sprinkler, life safety (including fire prevention, security and surveillance), computer (including environmental, security and lighting control), ice and snow melting, refuse removal, window washing and music; and

(b)
all machinery, appliances, equipment, apparatus, components, computer hardware and software and appurtenances forming part of or used for or in connection with any of such systems, services, installations and facilities including, but not limited to, boilers, motors, generators, fans, pumps, pipes, conduits, ducts, valves, wiring, meters and controls, and the structures and shafts housing and enclosing any of them;

but excludes those items that would be Building Systems as defined above but which are installed by or on behalf of the Tenant for use in connection with its business, and which does not serve other tenants or occupants of the Building;

"Business Days" means any day which is not a Saturday, Sunday or a day observed as a holiday under the laws or the Province of Ontario or the laws of Canada;

"Business Hours" means the hours from 8:30 a.m. to 5:00 p.m. Monday to Friday, inclusive, excepting holidays (as defined in the Interpretation Act (Ontario));

"Change of Control" means , in the case of any corporation or partnership, the transfer or issue by sale, assignment, subscription, transmission on death, mortgage, charge, security interest, operation of law or otherwise (including any change in the constitution of a partnership or the conversion of a partnership to a limited partnership, limited liability partnership or any other entity which possesses limited liability characteristics), of any shares, voting rights, securities or interest which would result in any change in the effective control of such corporation or partnership, unless (i) such change occurs as a result of trading in the securities of an entity listed on a recognized stock exchange in Canada or the United States, and (ii) the Landlord receives assurances reasonably satisfactory to it that such change will not detrimentally affect the financial capacity of such entity or the ability of such entity to conduct business, and that there shall be a continuity of management and of the business of such entity notwithstanding such change of control.

"Common Areas" means (A) those areas, facilities, improvements, installations and equipment in or around the Project that (i) are neither rented nor designated nor intended by the Landlord to be rented and (ii) are provided or designated from time to time by the Landlord for the benefit or use of more than one (1) tenant (if the Project is or were to be occupied by more than one (1) tenant) or part of the Project including, but not limited to, entrances, lobbies, access and service corridors, stairways, indoor and outdoor walkways (both open and enclosed), malls, courts and arcades (both open and enclosed), public seating areas and facilities, furniture, furnishings and fixtures, public sidewalks (to the extent maintained for the benefit of the Project), public washrooms, indoor and outdoor landscaping and landscaped areas, mailrooms, electrical, telephone, telecommunications, meter, valve, mechanical, storage and janitor rooms, parking areas, shipping and receiving areas and loading docks, package or passenger pick up areas, waste disposal or recycling facilities, and driveways, laneways and ramps, and (B) space, facilities and installations, if any, that are made available for community service, public or other use, all as the same may be altered, expanded, reduced, reconstructed or relocated from time to time;

"Leasehold Improvements" means all fixtures, improvements, installations, alterations, repairs, works, replacements, equipment, changes and additions (including without limitation the delivery, storage and removal of materials for any of the foregoing) from time to time made, erected or installed by or on behalf of the Tenant or any former occupant in the Premises, including internal stairways, doors, window coverings, hardware, security equipment, partitions (including moveable partitions), any connection of apparatus to the electrical system (other than a connection to an existing duplex receptacle), to the plumbing lines, to the HVAC Systems, the sprinkler system or any installation of electrical sub-meters, and wall-to-wall carpeting with the exception of such carpeting where laid over vinyl, tile or other finished floor and removable without damage to such floor and all water, electrical, gas and sewage facilities, all heating, ventilating and air-conditioning equipment and facilities exclusively serving the Premises, all telephone and other communication wiring and cabling leading from the base building distribution panel to facilities located in the Premises, all cabinets, cupboards, shelving and all other items which cannot be removed without damage to the Premises, but excluding Trade Fixtures and furniture and equipment not of the nature of fixtures or Hazardous Substances;

"Operating Costs" means the total, without duplication, of the direct and indirect costs, expenses, fees, rentals, disbursements and outlays (sometimes referred to collectively as "costs") of every kind paid, payable or incurred by or on behalf of the Landlord on an accrual basis (or on a cash basis to the extent that the Landlord determines is reasonable) in the ownership, supervision, cleaning, insuring, maintenance, repair, improvement, replacement, operation, administration and management of the Project, together with the total costs of the type described in this definition paid, payable or incurred in connection with the Adjacent Lands (to the extent that the Project derives a benefit from the costs paid, payable or incurred in connection with the Adjacent Lands); and without limiting the generality of the foregoing Operating Costs shall include:

(a)
all salaries, wages, fringe benefits, employment insurance, workers' compensation insurance, severance pay and termination payments paid to or for all personnel, including supervisory personnel and managers, and all costs of obtaining such personnel, to the extent that they are employed by the Landlord (or a person with which it does not deal at arm's length) in connection with the maintenance, repair, operation, administration or management of the Project or any part of it, and amounts paid to professionals and independent contractors, including any management companies, for any services provided in connection with the maintenance, repair, operation, administration or management of the Project or any part of it;

(b)
costs of providing security, supervision, life and safety inspections, traffic control, janitorial, landscaping, window cleaning, waste collection, disposal and recycling, and snow removal services and the costs of machinery, supplies, tools, equipment and materials used in connection with the Project or any rentals thereof;

(c)
costs of providing electric light and power, fuel, heat, processed air, water, telephone, steam, gas, sewage disposal and other utilities and costs of replacing building standard electric light fixtures, ballasts, tubes, starters, lamps, light bulbs and controls;

(d)	costs of all insurance which the Landlord is obligated or permitted to obtain under this Lease, and all deductible amounts;

(e)
Sales Taxes and excise or other taxes on goods and services provided by or on behalf of the Landlord in connection with the maintenance, repair, operation, administration or management of the Project less any input tax credits, refunds, rebates or other similar reduction of such taxes to the extent such input tax credits, refunds, rebates or other reductions may be claimed by the Landlord under the applicable federal, provincial or local legislation;

(f)	with respect to realty taxes:

(i)
that portion of realty taxes which is attributable to space in the Project which would otherwise be rentable if it were not utilized and reasonably needed by the Landlord in connection with the management, operation, maintenance, repair, replacement, insurance or supervision of the Project;

(ii)
that portion of realty taxes which is attributable to the Project, the Building and/or the Common Areas to the extent that such portion is separately assessed and not included as part of the assessed value of premises occupied or to be occupied by tenants (including the Tenant) of the Project (but only if and to the extent that such portion of realty taxes has not been taken into account by the Landlord in making any attribution or calculation for the purpose of determining the Tenant's share of realty taxes; and

(iii)	any realty taxes not otherwise charged directly to the Tenant or to other tenants;

(g)
capital tax being the applicable amount (as hereinafter defined) of any tax or taxes levied against the Landlord or owners of the Lands by any governmental authority having jurisdiction (including without limiting the generality of the foregoing the Large Corporations Tax imposed under the Income Tax Act (Canada) and tax imposed under the Corporations Tax Act (Ontario)) based upon or computed by reference to the paid-Up capital or place of business of the Landlord or owners or the taxable capital employed in Canada by the Landlord or owners as determined for the purposes of such tax or taxes (collectively, "Capital Taxes"); and for the purposes of this Section the phrase "applicable amount" of such tax or taxes means the amount of Capital Tax that, in the Landlord's discretion, is attributable to the Project, as if: (i) (subject to subparagraph (ii) next ensuing) the Project were the only development of the Landlord and such other owners; and (ii) any Capital Tax thresholds or exemptions were reasonably allocated towards all paid-Up capital or taxable capital of the Landlord or such other owners;

(h)
a reasonable amount, as determined by the Landlord from time to time, of costs incurred by or on behalf of tenants in the Project with whom the Landlord may have agreements whereby in respect of their premises those tenants perform any cleaning, maintenance or other work or services which, if directly incurred by the Landlord, would have been included in Operating Costs;

(i)
costs of maintenance, repairs and replacements to the Project (including major repairs and those required to comply with applicable laws or the requirements of the Landlord's insurers which become effective or are imposed after substantial completion of the original construction of the relevant structure and including maintenance, repairs and replacement to the elevators); and to the extent not charged fully in the Accounting Period in which such costs are incurred, depreciation and amortization at a rate that is two percent (2%) above Prime in effect on the first day of the Accounting Period in which the relevant costs were incurred (the applicable rate of interest to be adjusted by the Landlord on the first day of each Accounting Period to the annual rate of interest that is two percent (2%) above Prime then in effect), of the cost of any such repairs or replacements, all in accordance with sound accounting principles as applied to the commercial real estate industry;

(j)
depreciation and amortization at a rate that is two percent (2%) above the prime rate of interest in effect on the first day of the Accounting Period in which the relevant costs were incurred (the applicable rate of interest to be adjusted by the Landlord on the first day of each Accounting Period to the annual rate of interest that is two percent (2%) above the prime rate of interest then in effect), of the costs, including repair and replacement, of Building Systems and other machinery, equipment, facilities, furniture, furnishings, and systems installed in or used in connection with the operation of the Project, which items by their nature require periodic replacement (excluding depreciation and amortization on the costs of original components of the Building Systems and such other items installed as part of the original construction of the Project), all in accordance with sound accounting principles as applied to the commercial real estate industry;

(k)
depreciation and amortization at a rate that is two percent (2%) above the prime rate of interest in effect on the first day of the Accounting Period in which the relevant costs were incurred (the applicable rate of interest to be adjusted by the Landlord on the first day of each Accounting Period to the annual rate of interest that is two percent (2%) above the prime rate of interest then in effect), of capital costs as determined in accordance with generally accepted accounting principles for: (i) the costs of all maintenance and cleaning equipment and the Landlord's utility meters; (ii) the costs incurred for all other fixtures, furniture, replacement of finishes in the Common Areas, equipment, and facilities serving the Building; (iii) the costs of equipment modification or improvements of the Building, amortized over their useful life, as determined by the Landlord; (iv) the costs incurred by the Landlord in complying with any laws including Environmental Laws pertaining to the operation of the Project; and (v) all costs incurred pursuant to Sections 6.2 and 6.3 hereof;

(l)
the fair market rental value (having regard to rent being charged for similar space including additional rent for operating costs and realty taxes) of space used by the Landlord, acting reasonably, in connection with the maintenance, repair, operation, administration and management of the Project;

(m)
management fees paid to any management company, or, if the Landlord chooses to manage the Building or any part of it through itself or through a company or other Person with whom it does not deal at arm's length, an imputed management fee to the Landlord in an amount comparable to that which would be charged by a first class real estate management company for management of similar buildings in the Town of Richmond Hill; notwithstanding the foregoing, unless otherwise agreed to by the Landlord and the Tenant, such management fee shall be equal to five percent (5%) of the gross amounts received or receivable by the Landlord in respect of the Project excluding: (i) amounts on account of special or additional items, materials or services provided to tenants on or in the Project to the extent that such items, materials or services are in excess of those supplied or provided to tenants generally and to the not otherwise included in Operating Costs; and (ii) any administration, management and supervision fee charged to tenants on or in respect of construction or work on premises in the Project;

(n)	the cost of legal, accounting and other professional fees incurred in connection with the management, operation, maintenance, repair, replacement, insurance or supervision of the Project;

(o)	costs of warranties, guarantees and service contracts;

(p)	costs of maintaining, repairing and replacing any signs in the Common Areas and maintaining, repairing and replacing the Building Systems;

(q)	costs of operating any shipping, loading, emergency access and parking areas;

(r)	all business taxes, if any, from time to time payable by the Landlord, on account of its ownership or operation of the Project but excluding income tax of the Landlord;

(s)	costs of art work for Common Areas;

(t)	all fees and expenses incurred by the Landlord in connection with actions taken by the Landlord to contest or appeal property assessments for the Project or any part thereof; and

(u)	an administration fee which shall be an amount equal to fifteen percent (15%) of the aggregate of all Operating Costs other than this administration fee.

If the Landlord decides not to charge the full amount of anyone or more of the foregoing costs and expenses in the year in which it is incurred, then any such uncharged portions may be charged in any subsequent years and there shall be included, interest at the Interest Rate on the uncharged portion of such costs and expenses from time to time outstanding. Indirect and off site costs shall be determined and allocated by the Landlord to Operating Costs in accordance with the provisions of this Lease. Where any amount, cost or expense is to be determined, allocated, apportioned or attributed under any provision of this Lease, the Landlord shall do so and shall act reasonably in determining and applying criteria which are relevant to doing so and the Landlord may retain engineering, accounting, legal and other professional consultants to assist and advise in doing so. If the Project contains office, retail or residential components then the Landlord shall allocate Operating Costs between the various components depending upon the Landlord's determination of the amounts attributable to each component.

Adjustment of Operating Costs

Notwithstanding any contrary provisions of this Lease, if, at any time during an Accounting Period, the Project is not one hundred percent (100%) occupied and operational, the Landlord shall have the right to increase those items of Operating Costs which vary with the extent of the occupancy or use of the rentable premises in the Project (including, without limitation, cleaning costs, supplies and garbage removal) to such an amount, as in the reasonable estimation of the Landlord, would have been incurred if the Project were one hundred percent (100%) occupied and operational for the entire Accounting Period and the amount of such increase shall be included in the Operating Costs. In no event however, shall the Tenant have to pay an amount higher than it would have paid if the Project had been fully occupied and operational.

"Released Persons" means collectively and individually, the Landlord, any management company, the owners, the mortgagee, and their respective directors, officers, employees, agents and contractors, and those for whom they are at law responsible.

"Structure" includes foundations, load bearing walls and columns, roof, roof deck and roof membrane.

"Transfer" means an assignment of this Lease in whole or in part, a sublease of all or any part of the Premises, any transaction whereby the rights of the Tenant under this Lease or to the Premises are transferred to another Person, any transaction by which any right of use or occupancy of all or any part of the Premises is conferred upon any Person, any mortgage, charge or encumbrance of this Lease or the Premises or any part thereof or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligations and includes any transaction or occurrence whatsoever (including, but not limited to, expropriation, receivership proceedings, seizure by legal process and transfer by operation of law), which has changed or might change the identity of the Person having lawful use or occupancy of any part of the Premises.